Exhibit 10.1
EXECUTION COPY

SALE AGREEMENT
This SALE AGREEMENT (this "Agreement"), dated as of November 20, 2014, is by and among Diamond Resorts Seller 2014-1, LLC, a Delaware limited liability company (the "Seller"), and Diamond Resorts Owner Trust 2014-1, a Delaware statutory trust (the "Issuer"), and their respective permitted successors and assigns.
W I T N E S S E T H:
WHEREAS, on the date hereof, (i) pursuant to this Agreement, the Seller intends to sell and the Issuer intends to purchase the Initial Timeshare Loans, and (ii) pursuant to that certain indenture, dated as of November 20, 2014 (the "Indenture"), by and among the Issuer, Diamond Resorts Financial Services, Inc., a Nevada corporation, as servicer (in such capacity, the "Servicer") and Wells Fargo Bank, National Association, a national banking association, as indenture trustee (in such capacity, the "Indenture Trustee") and as back-up servicer, the Issuer intends to pledge, among other things, such Initial Timeshare Loans (and all Qualified Substitute Timeshare Loans and Subsequent Timeshare Loans acquired by the Issuer from time to time) to the Indenture Trustee to secure the Issuer’s $235,630,000 2.54% Timeshare Loan Backed Notes, Series 2014-1, Class A (the "Class A Notes") and its $24,370,000 2.98% Timeshare Loan Backed Notes, Series 2014-1, Class B (the "Class B Notes", together with the Class A Notes, the "Notes");
WHEREAS, from time to time during the Prefunding Period, the Seller intends to sell and the Issuer intends to purchase one or more Subsequent Timeshare Loans acquired by the Seller pursuant to the Purchase Agreement, dated as of the date hereof, between Diamond Resorts Finance Holding Company, a Delaware corporation, and the Seller;
WHEREAS, the Seller may, and in certain circumstances will be required to, provide Qualified Substitute Timeshare Loans for Timeshare Loans previously sold to the Issuer hereunder; and
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
SECTION 1.Definitions; Interpretation. Capitalized terms used but not defined herein shall have the meanings specified in "Standard Definitions" attached hereto as Annex A.
SECTION 2.    Acquisition of Timeshare Loans.
(a)    Initial Timeshare Loans. On the Closing Date, in return for the Timeshare Loan Acquisition Price for each of the Initial Timeshare Loans, the Seller does hereby sell, transfer, assign and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Seller’s right, title and interest in and to (i) the Initial Timeshare Loans listed on the Schedule of Timeshare Loans, (ii) the Receivables in respect of the Initial Timeshare Loans due on and after the Initial Cut-Off Date, (iii) the related Timeshare Loan Files, (iv) all Related Security in respect of the Initial Timeshare

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Loans, (v) all rights and remedies of the Seller pursuant to the Purchase Agreements and (vi) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property described in the foregoing clauses (i) through (vi) being referred to as the "Initial Conveyed Timeshare Property"). Upon such sale, the ownership of each Initial Timeshare Loan and all collections allocable to principal and interest thereon since the Initial Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a) shall immediately vest in the Issuer, its successors and assigns. The Seller shall not take any action inconsistent with such ownership nor claim any ownership interest in any Initial Timeshare Loan for any purpose whatsoever other than for consolidated financial and federal and state income tax reporting.
(b)    Qualified Substitute Timeshare Loans. On the related Transfer Date, the Seller does hereby transfer, assign, sell and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Seller’s right, title and interest in and to (i) each Qualified Substitute Timeshare Loan conveyed to the Issuer on such Transfer Date, (ii) the Receivables in respect of such Qualified Substitute Timeshare Loans due on and after the related Subsequent Cut-Off Date, (iii) the related Timeshare Loan Files, (iv) all Related Security in respect of such Qualified Substitute Timeshare Loans, (v) all rights and remedies of the Seller pursuant to the Purchase Agreements and (vi) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property described in the foregoing clauses (i) through (vi) , the "Substitute Conveyed Timeshare Property"). Upon such sale, the ownership of each Qualified Substitute Timeshare Loan and all collections allocable to principal and interest thereon since the related Subsequent Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(b) shall immediately vest in the Issuer, its successors and assigns. The Seller shall not take any action inconsistent with such ownership nor claim any ownership interest in any Qualified Substitute Timeshare Loan for any purpose whatsoever other than consolidated financial and federal and state income tax reporting. The Seller agrees that such Qualified Substitute Timeshare Loans shall be subject to the provisions of this Agreement.
(c)    Subsequent Timeshare Loans. On the related Transfer Date during the Prefunding Period, in return for the Timeshare Loan Acquisition Price for each Subsequent Timeshare Loan, the Seller does hereby transfer, assign, sell and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Seller’s right, title and interest in and to (i) each Subsequent Timeshare Loan conveyed to the Issuer on such Transfer Date, (ii) the Receivables in respect of such Subsequent Timeshare Loans due on and after the related Subsequent Cut-Off Date, (iii) the related Timeshare Loan Files, (iv) all Related Security in respect of such Subsequent Timeshare Loans, (v) all rights and remedies of the Seller pursuant to the Purchase Agreements and (vi) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property described in the foregoing clauses (i) through (vi) , the "Subsequent Conveyed Timeshare Property", and together with the Initial Conveyed Timeshare Property and the Substitute Conveyed Timeshare Property, the "Conveyed Timeshare Property"). Upon such sale, the ownership of each Subsequent Timeshare Loan and all

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collections allocable to principal and interest thereon since the related Subsequent Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(c) shall immediately vest in the Issuer, its successors and assigns. The Seller shall not take any action inconsistent with such ownership nor claim any ownership interest in any Subsequent Timeshare Loan for any purpose whatsoever other than consolidated financial and federal and state income tax reporting. The Seller agrees that such Subsequent Timeshare Loans shall be subject to the provisions of this Agreement.
(d)    Delivery of Timeshare Loan Files. In connection with the sale, transfer, assignment and conveyance of any Timeshare Loans hereunder, the Issuer hereby directs the Seller and the Seller hereby agrees to deliver or cause to be delivered to the Custodian all related Timeshare Loan Files and to the Servicer all related Timeshare Loan Servicing Files.
(e)    Collections. The Seller shall deposit or cause to be deposited all collections that are received by it in respect of the Timeshare Loans conveyed hereunder on and after the related Cut-Off Date in the Collection Account.
(f)    Limitation of Liability. Neither the Issuer nor any subsequent assignee of the Issuer shall have any obligation or liability with respect to any Timeshare Loan nor shall the Issuer or any subsequent assignee have any liability to any Obligor in respect of any Timeshare Loan. No such obligation or liability is intended to be assumed by the Issuer or any subsequent assignee herewith and any such obligation or liability is hereby expressly disclaimed.
SECTION 3.    Intended Characterization; Grant of Security Interest. It is the intention of the parties hereto that each transfer of Timeshare Loans to be made pursuant to the terms hereof shall constitute a sale by the Seller to the Issuer and not a loan secured by the Timeshare Loans. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale, it is the intention of the parties hereto that (i) the Seller shall be deemed to have Granted to the Issuer as of the date hereof a first priority perfected security interest in all of the Seller’s right, title and interest in, to and under the Conveyed Timeshare Property and (ii) this Agreement shall constitute a security agreement under applicable law. In the event of the characterization of any such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of,

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and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.
The characterization of the Seller as "debtor" and the Issuer as "secured party" in any financing statement required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale to the Issuer of the Seller’s entire right, title and interest in and to the Conveyed Timeshare Property.
SECTION 4.    Conditions Precedent to Acquisition of Timeshare Loans. The obligations of the Issuer to purchase any Timeshare Loans hereunder shall be subject to the satisfaction of the following conditions:
(a)    All representations and warranties of the Seller contained in Section 5 hereof and all information provided in the Schedule of Timeshare Loans shall be true and correct as of the Closing Date, and the Seller shall have delivered to the Issuer, the Indenture Trustee and the Initial Purchaser an Officer’s Certificate to such effect.
(b)    With respect to each Transfer Date, all representations and warranties of the Seller contained in Section 5(a) hereof shall be true and correct on the related Transfer Date, as if made on such date, and all representations and warranties as to the Timeshare Loans contained in Section 5(b) hereof and all information provided in the Schedule of Timeshare Loans in respect of the Timeshare Loans (including the Qualified Substitute Timeshare Loans and/or Subsequent Timeshare Loans conveyed on such Transfer Date) shall be true and correct on the related Transfer Date.
(c)    On or prior to the Closing Date or a Transfer Date, as applicable, the Seller shall have delivered or shall have caused the delivery of (i) the related Timeshare Loan Files to the Custodian and the Custodian shall have delivered a Trust Receipt therefor pursuant to the Custodial Agreement, (ii) the Timeshare Loan Servicing Files to the Servicer and (iii) an updated Schedule of Timeshare Loans to the Custodian, the Servicer, the Issuer and the Indenture Trustee.
(d)    The Seller shall have delivered or caused to be delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by the Seller or performed or caused to be performed all other obligations required to be performed as of the Closing Date or Transfer Date, as the case may be, including all filings, recordings and/or registrations as may be necessary in the opinion of the Issuer or the Indenture Trustee to establish and preserve the right, title and interest of the Issuer or the Indenture Trustee, as the case may be, in the related Timeshare Loans. Each transfer, assignment, sale and grant made on a Transfer Date shall be evidenced by a subsequent transfer certificate in the form of Exhibit B hereto.

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(e)    On or before the Closing Date, the Issuer, the Servicer and the Indenture Trustee shall have entered into the Indenture.
(f)    The Notes shall be issued and sold on the Closing Date, the Issuer shall receive the full consideration due it upon the issuance of the Notes, and the Issuer shall have applied such consideration, to the extent necessary, to pay to the Seller the Timeshare Loan Acquisition Price for each Initial Timeshare Loan.
(g)    With respect to the conveyance of a Subsequent Timeshare Loan on any Transfer Date during the Prefunding Period, the Issuer shall have applied the amounts on deposit in the Prefunding Account, to the extent necessary, to pay the Timeshare Loan Acquisition Price for each Subsequent Timeshare Loan. Each Subsequent Timeshare Loan conveyed on a Transfer Date shall be an Eligible Timeshare Loan and each of the conditions herein and in the Indenture for the purchase of Subsequent Timeshare Loans shall have been satisfied. After the purchase of all Subsequent Timeshare Loans on any Transfer Date, the Subsequent Timeshare Loan Criteria shall have been satisfied as of such Transfer Date.
(h)    With respect to the substitution of a Timeshare Loan, each of the conditions herein and in the Indenture for substitution of Timeshare Loans shall have been satisfied including, without limitation, the satisfaction of each of the criteria set forth in the definition of "Qualified Substitute Timeshare Loan" and each of the conditions herein and in the Indenture for substitution of Timeshare Loans shall have been satisfied.
(i)    The Seller shall have delivered such other certificates and opinions as shall be reasonably requested by the Issuer or its assignee.
SECTION 5.     Representations and Warranties and Certain Covenants of the Seller.
(a)    The Seller represents and warrants to the Issuer and the Indenture Trustee for the benefit of the Noteholders, as of the Closing Date (with respect to the Initial Timeshare Loans and the execution of this Agreement) and on each Transfer Date (with respect to the Qualified Substitute Timeshare Loans and/or Subsequent Timeshare Loans transferred on such Transfer Date) as follows:
(i)    Due Incorporation; Valid Existence; Good Standing. The Seller is a limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction of its formation; and is duly qualified to do business as a foreign company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business of the Seller or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any portion of the Conveyed Timeshare Property.

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(ii)    Possession of Licenses, Certificates, Franchises and Permits. The Seller holds, and at all times during the term of this Agreement will hold, all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Conveyed Timeshare Property.
(iii)    Corporate Authority and Power. The Seller has, and at all times during the term of this Agreement will have, all requisite corporate power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder. The Seller has all requisite corporate power and authority to acquire, own, transfer and convey the Conveyed Timeshare Property to the Issuer.
(iv)    Authorization, Execution and Delivery; Valid and Binding. This Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by the Seller have been duly authorized, executed and delivered by the Seller and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against the Seller in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency, or reorganization of the Seller and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law. This Agreement constitutes a valid transfer of the Seller’s interest in the Conveyed Timeshare Property to the Issuer or the valid creation of a first priority perfected security interest in the Conveyed Timeshare Property in favor of the Issuer.
(v)    No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by the Seller of this Agreement and any other Transaction Document to which the Seller is a party do not and will not (A) violate any of the provisions of the certificate of formation or the limited liability company agreement of the Seller, (B) violate any provision of any law, governmental rule or regulation currently in effect applicable to the Seller or its properties or by which the Seller or its properties may be bound or affected, including, without limitation, any bulk transfer laws, (C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to the Seller or its properties or by which the Seller or its properties are bound or affected, (D) conflict with, or result

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in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Seller is a party or by which it is bound or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.
(vi)    Governmental Consent. No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of the Seller is required which has not been obtained in connection with the authorization, execution, delivery or performance by the Seller of this Agreement or any of the other Transaction Documents to which it is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of the Conveyed Timeshare Property and the creation of the security interest of the Issuer therein pursuant to Section 3 hereof.
(vii)    Defaults. The Seller is not in default under any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder or on the business, operations, financial condition or assets of the Seller, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.
(viii)    No Adverse Change. Except for such matters, if any, as are disclosed in the Offering Circular dated November 13, 2014, since the end of its most recent, audited fiscal year, there has been no change in the business, operations, financial condition, properties or assets of the Seller which would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or materially adversely affect the transactions contemplated under this Agreement or any such other Transaction Documents.
(ix)    Insolvency. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Conveyed Timeshare Property hereunder. On the Closing Date or a Transfer Date, as applicable, the Seller will not engage in any business or transaction for which any property remaining with the Seller would constitute an unreasonably small amount of capital.
(x)    Pending Litigation or Other Proceedings. Except for such matters, if any, as are disclosed in the Offering Circular dated November 13, 2014, there is no pending or, to the best of the Seller’s knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Seller which, if decided adversely, would

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materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Seller, (ii) the ability of the Seller to perform its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party, (iii) any of the Conveyed Timeshare Property or title of the Seller to any Conveyed Timeshare Property, or (iv) the Issuer’s or the Indenture Trustee's ability to foreclose or otherwise enforce its rights with respect to any of the Conveyed Timeshare Property, including without limitation the right to revoke or otherwise terminate Points Purchase Contracts and the rights of the Obligors to use and occupy the related Timeshare Property.
(xi)    Information. No document, certificate or report furnished or required to be furnished by or on behalf of the Seller pursuant to this Agreement, in its capacity as the Seller, contains or will contain when furnished any untrue statement of a material fact or fails, or will fail, to state a material fact necessary in order to make the statements contained therein not misleading. There are no facts known to the Seller which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, the financial condition or assets or business of the Seller, or which may impair the ability of the Seller to perform its obligations under this Agreement and any other Transaction Document to which it is a party, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Issuer by or on behalf of the Seller pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.
(xii)    Foreign Tax Liability. The Seller is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted the Seller concerning a withholding or other foreign tax liability.
(xiii)    Employee Benefit Plan Liability. As of the Closing Date and each Transfer Date, as applicable, (i) no "accumulated funding deficiency" (as such term is defined under ERISA and the Code), whether or not waived, exists with respect to any "employee pension benefit plan" (as such term is defined under ERISA) sponsored, maintained or contributed to by the Seller or any of its Affiliates with respect to any plan year beginning prior to January 1, 2008, and, to the Seller's knowledge, no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of any plan year beginning prior to January 1, 2008; (ii) no unpaid “minimum required contribution” (as such term is defined under ERISA and the Code), whether or not such funding deficiency is waived, exists with respect to any employee pension benefit plan sponsored, maintained or contributed to by the Seller or any of its Affiliates with respect to any plan year beginning after December 31, 2007, and, to the Seller’s knowledge, no event has occurred or circumstance exists that may result in an unpaid minimum

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required contribution as of the last day of any plan year beginning after December 31, 2007 of any such employee pension benefit plan; (iii) the Seller and each of its Affiliates has made all contributions required under each Multiemployer Plan; and (iv) neither the Seller nor any of its Affiliates has withdrawn from any Multiemployer Plan with respect to which there is any outstanding liability and, to the Seller's knowledge, no event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the partition, termination, reorganization or insolvency of, any Multiemployer Plan that could result in any liability to the Seller.
(xiv)    Taxes. The Seller has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings or such failure will not have a material adverse effect on the rights and interests of the Issuer. The Seller knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established. The Seller intends to pay all such taxes, assessments and governmental charges when due.
(xv)    Place of Business. The place of business where the Servicer on behalf of the Seller keeps its records concerning the Timeshare Loans will be 10600 West Charleston Boulevard, Las Vegas, Nevada 89135 (or such other place specified by the Seller by written notice to the Issuer and the Indenture Trustee). The principal place of business and chief executive office of the Seller is located at 10600 West Charleston Boulevard, Las Vegas, Nevada 89135 (or such other place specified by the Seller by written notice to the Issuer and the Indenture Trustee).
(xvi)    Securities Laws. The Seller is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No portion of the Timeshare Loan Acquisition Price for each of the Timeshare Loans will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.
(xvii)    Ownership of the Seller. One hundred percent (100%) of the membership interest of the Seller is directly owned (both beneficially and of record) by Diamond Resorts Finance Holding Company, a Delaware corporation. Such membership interest is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire membership interests from the Seller.
(xviii)    Representations and Warranties Regarding Security Interest and Loan Files.
(A)    In the event of the characterization of the transfers under this Agreement as a loan, the grant under Section 3 hereof creates a valid and continuing security interest (as defined in the applicable UCC) in

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the Conveyed Timeshare Property in favor of the Issuer, which security interest is prior to all other Liens arising under the UCC, and is enforceable as such against creditors of the Seller, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affected creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(B)    The Timeshare Loans and the documents evidencing such Timeshare Loans constitute either “accounts”, “chattel paper”, “instruments” or “general intangibles” within the meaning of the applicable UCC.
(C)    The Seller owns and has good and marketable title to the Conveyed Timeshare Property free and clear of any Lien, claim or encumbrance of any Person.
(D)    The Seller has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Conveyed Timeshare Property granted to the Issuer and by the Issuer to the Indenture Trustee.
(E)    All original executed copies of each Obligor Note that constitute or evidence any Conveyed Timeshare Property have been delivered to the Custodian and the Issuer has received a Trust Receipt therefor, which acknowledges that the Custodian is holding the Obligor Notes that constitute or evidence any Conveyed Timeshare Property solely on behalf and for the benefit of the Indenture Trustee.
(F)    Other than as contemplated by this Agreement and the Indenture, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Conveyed Timeshare Property. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering any Conveyed Timeshare Property other than any financing statement relating to the security interest granted to the Issuer and the Indenture Trustee hereunder, under the Indenture or that has been terminated.
(G)    All financing statements filed or to be filed against the Seller in favor of the Issuer and the Indenture Trustee in connection herewith describing the Conveyed Timeshare Property contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

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(H)    None of the Obligor Notes that constitute or evidence any Conveyed Timeshare Property has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than to the Issuer and by the Issuer to the Indenture Trustee.
The foregoing representations and warranties in Section 5(a)(xviii) shall remain in full force and effect and shall not be waived or amended until the Notes are paid in full or otherwise released or discharged.
(b)    The Seller hereby: (i) represents and warrants that immediately prior to the transfer of any Timeshare Loan to the Issuer, the Seller had full legal and equitable title to such Timeshare Loan, free and clear of any liens and encumbrances, and (ii) makes the representations and warranties contained in Schedule I hereto with respect to each Timeshare Loan, and the representations and warranties contained in Schedule II hereto with respect to the Resorts, such representations and warranties in both clauses (i) and (ii) for the benefit of the Issuer and the Indenture Trustee for the benefit of the Noteholders with respect to each Timeshare Loan and the Resorts as of the Closing Date (with respect to the Initial Timeshare Loans) and each Transfer Date (with respect to the Qualified Substitute Timeshare Loans and Subsequent Timeshare Loans), as applicable.
(c)    It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the sale of any Conveyed Timeshare Property to the Issuer and any assignment of such Timeshare Loan by the Issuer to the Indenture Trustee for the benefit of the Noteholders and shall continue (i) so long as any such Timeshare Loan shall remain outstanding or (ii) until such time as such Timeshare Loan is repurchased or a Qualified Substitute Timeshare Loan is provided pursuant to Section 6 hereof. The Seller acknowledges that it has been advised that the Issuer intends to assign all of its right, title and interest in and to the Conveyed Timeshare Property and its rights and remedies under this Agreement to the Indenture Trustee for the benefit of the Noteholders. The Seller agrees that, upon any such assignment, the Indenture Trustee may enforce directly, without joinder of the Issuer (but subject to any defense that the Seller may have under this Agreement) all rights and remedies hereunder.
(d)    With respect to any representations and warranties contained in Section 5(a) and Section 5(b) hereof which are made to the Seller’s knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any assignee thereof, then notwithstanding the Seller’s lack of knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made, such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase or substitution obligations described herein.
SECTION 6.    Repurchases and Substitutions.
(a)    Mandatory Repurchases and Substitutions for Breaches of Representations and Warranties. Upon the receipt of notice by the Seller of a breach of any

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of the representations and warranties in Section 5(a) or Section 5(b) hereof which materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any subsequent assignee of the Issuer (including the Indenture Trustee for the benefit of the Noteholders) therein, the Seller shall within 60 days of such notice, cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or either (i) repurchase such Timeshare Loan at the Repurchase Price, or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Timeshare Loan and pay the related Substitution Shortfall Amount, if any.
(b)    Optional Repurchases and Substitutions of Timeshare Loans. On any date, the Seller shall have the option, but not the obligation, to either (i) repurchase a Defaulted Timeshare Loan from the Issuer for a price equal to the related Repurchase Price, or (ii) substitute one or more Qualified Substitute Timeshare Loan for a Defaulted Timeshare Loan and pay the related Substitution Shortfall Amount, if any.
(c)    Limitation on Optional Repurchases and Substitutions of Timeshare Loans. The aggregate Cut-Off Date Loan Balance of Defaulted Timeshare Loans that may be repurchased and of Defaulted Timeshare Loans that may be substituted pursuant to Section 6(b) shall be limited on any date to 15% and 20%, respectively, of the Aggregate Loan Balance on the Initial Cut-Off Date less the sum of the Loan Balances of all Defaulted Timeshare Loans (as of the date they became Defaulted Timeshare Loans) previously repurchased or substituted, as applicable, at the Seller’s option.
(d)    Payment of Repurchase Prices and Substitution Shortfall Amounts. The Issuer hereby directs and the Seller hereby agrees to remit all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts in immediately available funds to the Indenture Trustee. In the event that more than one Timeshare Loan is substituted pursuant to Sections 6(a) or (b) hereof on any Transfer Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Transfer Date.
(e)    Schedule of Timeshare Loans. The Issuer hereby directs, and the Seller hereby agrees, on each date on which a Timeshare Loan has been repurchased or substituted, to provide the Issuer and the Indenture Trustee with a revised Schedule of Timeshare Loans reflecting the removal of such Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions of this Agreement.
(f)    Officer’s Certificate. The Seller shall, on each Transfer Date, certify in writing to the Issuer and the Indenture Trustee that each new Timeshare Loan meets all the criteria of the definition of "Qualified Substitute Timeshare Loan" and that (i) the Timeshare Loan Files for such Qualified Substitute Timeshare Loans have been delivered to the Custodian and (ii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loans have been delivered to the Servicer.
(g)    Release. In connection with any repurchase or substitution of one or more Timeshare Loans contemplated by this Section 6, upon satisfaction of the conditions

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contained in this Section 6, the Issuer shall execute and deliver (or shall cause the Indenture Trustee to execute and deliver) such releases and instruments of transfer or assignment presented to it by the Seller or its designee, in each case without recourse, as shall be necessary to vest in the Seller or its designee the legal and beneficial ownership of such Timeshare Loans; provided, however, that with respect to any release of a Timeshare Loan that is substituted by a Qualified Substitute Timeshare Loan, the Issuer shall not execute and deliver or cause the execution and delivery of such releases and instruments of transfer or assignment until the Indenture Trustee, the Issuer and the Servicer have received a Trust Receipt for such Qualified Substitute Timeshare Loan. The Issuer shall cause the Custodian to release the related Timeshare Loan Files to the Seller or its designee and the Servicer to release the related Timeshare Loan Servicing Files to the Seller or its designee; provided, however, that with respect to any Timeshare Loan File or Timeshare Loan Servicing File related to a Timeshare Loan that has been substituted by a Qualified Substitute Timeshare Loan, the Issuer shall not cause the Custodian and the Servicer to release the related Timeshare Loan File and the Timeshare Loan Servicing File, respectively, until the Indenture Trustee, the Issuer and the Servicer have received a Trust Receipt for such Qualified Substitute Timeshare Loan.
(h)    Sole Remedy. It is understood and agreed that the obligations of the Seller to repurchase or substitute Timeshare Loans contained in Section 6(a) hereof and the obligation of the Seller to indemnify pursuant to Section 8 hereof shall constitute the sole remedies for the breaches of any representation or warranty contained in Section 5(a) or Section 5(b) hereof.
SECTION 7.     Additional Covenants of the Seller. The Seller hereby covenants and agrees with the Issuer as follows:
(a)    The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders applicable to it and its business and properties.
(b)    The Seller shall preserve and maintain its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and, if applicable, all necessary sales finance company licenses.
(c)    On or prior to the Closing Date or a Transfer Date, as applicable, the Seller shall indicate in its computer files and other records that each Timeshare Loan has been sold to the Issuer and subsequently pledged to the Indenture Trustee for the benefit of the Noteholders.
(d)    The Seller shall respond to any inquiries with respect to ownership of a Timeshare Loan by stating that such Timeshare Loan has been sold to the Issuer and that the Issuer is the owner of such Timeshare Loan and that such Timeshare Loan has been pledged to the Indenture Trustee for the benefit of the Noteholders.
(e)    [Reserved.]

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(f)    On or prior to the Closing Date or a Transfer Date, as applicable, the Seller shall file or cause to be filed, at its own expense, financing statements in favor of the Issuer and the Indenture Trustee for the benefit of the Noteholders with respect to the Conveyed Timeshare Property meeting the requirements of state law in such manner and in such jurisdictions as are necessary or appropriate to perfect the acquisition of the Conveyed Timeshare Property by the Issuer from the Seller, and shall deliver file-stamped copies of such financing statements to the Issuer and the Indenture Trustee for the benefit of the Noteholders.
(g)    The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Issuer or the Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the sale of the Timeshare Loans, or to enable the Issuer or the Indenture Trustee to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including but not limited to powers of attorney, Uniform Commercial Code financing statements and assignments of Points Purchase Contracts. The Seller hereby appoints the Issuer and the Indenture Trustee as attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Seller to enforce obligations of the Seller hereunder.
(h)    Any change in the legal name of the Seller and any use by it of any trade name, fictitious name, assumed name or "doing business as" name occurring after the Closing Date shall be promptly disclosed to the Issuer and the Indenture Trustee in writing.
(i)    Upon the discovery or receipt of notice of a breach of any of its representations or warranties and covenants contained herein, the Seller shall promptly disclose to the Issuer and the Indenture Trustee, in reasonable detail, the nature of such breach.
(j)    The Seller shall immediately transfer to the Issuer or its assignee, as applicable, any payment it receives in respect of the Conveyed Timeshare Property.
(k)    In the event that the Seller or the Issuer or any assignee of the Issuer should receive actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of any Conveyed Timeshare Property, on written demand by the Issuer, or upon the Seller otherwise being given notice thereof, the Seller shall pay, and otherwise indemnify and hold the Issuer and any of its assignees harmless, on an after-tax basis, from and against any and all such transfer taxes.
(l)    The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges could not reasonably be expected to materially adversely affect the collectibility of the Conveyed Timeshare Property or the

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ability of the Seller to perform its obligations under this Agreement and any of the Transaction Documents to which it is a party.
(m)    The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Obligor Notes at the address of the Seller listed herein or, upon 30 days’ prior written notice to the Issuer and the Indenture Trustee, at any other location in jurisdictions where all actions reasonably requested by the Issuer or the Indenture Trustee to protect and perfect the interest in the Obligor Notes and Points Purchase Contracts under the applicable Uniform Commercial Code have been taken and completed within 10 days of such notice. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Obligor Notes and Points Purchase Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Obligor Notes (including, without limitation, records adequate to permit the daily identification of each Obligor Note and Points Purchase Contract) and all payments made with regard to the related Conveyed Timeshare Property prior to and on the Closing Date and each Transfer Date.
(n)    The Seller shall execute and file such continuation statements and any other documents reasonably requested by the Issuer or the Indenture Trustee or which may be required by law to preserve and protect the interest of the Issuer or the Indenture Trustee hereunder in and to the Conveyed Timeshare Property.
(o)    The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Issuer or the Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the Conveyed Timeshare Property, or to enable the Issuer or the Indenture Trustee to exercise and enforce its rights and remedies hereunder or under any of the other Transaction Documents to which it is a party. The Seller has delivered to the Custodian a Lost Note Affidavit in the form of Exhibit C hereto in each instance where it is unable to provide a signed original Obligor Note or Points Purchase Contract, and the Issuer agrees that such Lost Note Affidavit shall be sufficient to satisfy the Seller's obligations hereunder.
(p)    The Seller authorizes the Issuer and the Indenture Trustee to file continuation statements, and amendments thereto, relating to the Conveyed Timeshare Property and all payments made with regard to the related Conveyed Timeshare Property without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Issuer confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.
SECTION 8.    Indemnification.

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(a)     The Seller agrees to indemnify the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders and the Initial Purchaser (each an "Indemnified Party", collectively, the "Indemnified Parties") against (x) any and all claims, losses, liabilities, (including legal fees and related costs) that such Indemnified Parties may sustain directly or indirectly related to any inaccuracy or breach of the representations and warranties of the Seller under Section 5 hereof and (y) a failure by the Seller to perform any of its obligations under the Transaction Documents ("Indemnified Amounts") excluding, however (i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party; (ii) any recourse for any uncollectible Timeshare Loan not related to a breach of representation or warranty; (iii) recourse to the Seller for a Defaulted Timeshare Loan so long as the same is replaced or repurchased pursuant to Section 6 hereof; (iv) Indemnified Amounts attributable to any violation by an Indemnified Party of any requirement of law related to an Indemnified Party; or (v) the operation or administration of the Indemnified Party generally and not related to this Agreement. The Seller shall (x) promptly notify the Issuer and the Indenture Trustee if a claim is made by a third party with respect to this Agreement or the Timeshare Loans, and relating to (i) the failure by the Seller to perform its duties in accordance with the terms of this Agreement or (ii) a breach of the Seller’s representations, covenants and warranties contained in this Agreement, and (y) assume (with the consent of the related Indemnified Party, which consent shall not be unreasonably withheld) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the related Indemnified Party in respect of such claim. If the Seller shall have made any indemnity payment pursuant to this Section 8 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Seller.
(b)    The Seller agrees to pay, and to indemnify, defend and hold harmless the Indemnified Parties from any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Conveyed Timeshare Property to the Issuer hereunder and the further pledge by the Issuer to the Indenture Trustee, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Issuer and the issuance of the Notes) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Seller under this Agreement or the Servicer under the Indenture or imposed against the Issuer, a Noteholder or otherwise. Notwithstanding any other provision of this Agreement, the obligation of the Seller under this Section 8(b) shall not terminate upon the resignation or removal of the Servicer pursuant to the Indenture and shall survive any termination of this Agreement.
(c)    The obligations of the Seller under this Section 8 to indemnify the Indemnified Parties shall survive the termination of this Agreement and continue until the Notes are paid in full or otherwise released or discharged.

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SECTION 9.     No Proceedings.  The Seller hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Issuer or any Resort, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing Notes issued by the Issuer.
SECTION 10.     Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.
SECTION 11.     No Waiver; Remedies.  No failure on the part of the Seller, the Issuer or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.
SECTION 12.     Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the Seller, the Issuer and their respective successors and permitted assigns. Any assignee shall be an express third party beneficiary of this Agreement, entitled directly to enforce this Agreement. The Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Issuer and any of its assignees. The Issuer may, and intends to, assign all of its rights hereunder to the Indenture Trustee for the benefit of the Noteholders and the Seller consents to any such assignment. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Section 5 hereof and the repurchase or substitution and indemnification obligations shall be continuing and shall survive any termination of this Agreement but such rights and remedies may be enforced only by the Issuer and the Indenture Trustee.
SECTION 13.     Amendments; Consents and Waivers.  No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Seller from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto and the written consent of the Indenture Trustee for the benefit of the Noteholders is given and confirmation is received from the Rating Agencies that such action will not result in a downgrade, withdrawal or qualification of any rating assigned to the Notes. The Issuer shall provide the Indenture Trustee and the Rating Agencies with such proposed modifications, amendments or waivers. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by the Seller in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. The Seller acknowledges that in connection with the intended assignment by the Issuer of all of its right, title and interest in

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and to the Conveyed Timeshare Property to the Indenture Trustee for the benefit of the Noteholders, the Issuer, as Issuer, intends to issue the Notes, the proceeds of which will be used by the Issuer to purchase the Timeshare Loans conveyed hereunder.
SECTION 14.     Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction. Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Issuer may not purchase or acquire the Conveyed Timeshare Property, the transactions evidenced hereby shall constitute a loan and not a purchase and sale, notwithstanding the otherwise applicable intent of the parties hereto, and the Seller shall be deemed to have granted to the Issuer as of the date hereof, a first priority perfected security interest in all of the Seller’s right, title and interest in, to and under the Conveyed Timeshare Property and the related property as described in Section 2 hereof.
SECTION 15.     GOVERNING LAW; CONSENT TO JURISDICTION.
(A)     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
(B)    THE SELLER AND THE ISSUER HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE SELLER AND THE ISSUER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE SELLER OR THE ISSUER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY

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ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.
SECTION 16.     Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
SECTION 17.     Execution in Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original."
SECTION 18.    Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank Trust National Association not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made or on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) U.S. Bank Trust National Association has made no investigation into the accuracy or completeness of any representations or warranties made by the Issuer herein, and (e) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related document.
[SIGNATURE PAGES FOLLOW]

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Exhibit 10.1
EXECUTION COPY

IN WITNESS WHEREOF, the parties have caused this Sale Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DIAMOND RESORTS SELLER 2014-1, LLC, as Seller
By: /s/ Lillian Luu
Name:     Lillian Luu
Title:         Treasurer
Address:     10600 West Charleston Boulevard
Las Vegas, Nevada 89135
Telephone:     702 823 7490
Facsimile:     702 765 8798

DIAMOND RESORTS OWNER TRUST 2014-1, as Issuer
By: U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By: /s/ Andrea J. Friesen
Name:    Andrea J. Friesen
Title:    AVP
Address: c/o U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3D
St. Paul, Minnesota 55107

Attn: Andrea Friesen,

Diamond Resorts Owner Trust 2014-1

Telephone:     651 466 5033
Facsimile:     651 466 7363

With a copy to:
Diamond Resorts Financial Services, Inc.
10600 West Charleston Boulevard
Las Vegas, Nevada 89135

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Schedule I
Representations and Warranties as to Timeshare Loans

(a)All federal, state or local laws, rules or regulations, including, without limitation, those relating to usury, truth-in-lending, real estate settlement procedure, land sales, the offer and sale of securities, consumer credit protection and equal credit opportunity or disclosure, applicable to the Timeshare Loan or the sale of the Timeshare Properties have been complied with in all material respects such that any violation of any such law, rule or regulation would not impair the collectibility of such Timeshare Loan. The applicable rescission period for such Timeshare Loan has expired. The Timeshare Loan was not originated in, or is subject to the laws of, any jurisdiction under which the transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable.
(b)[Reserved]
(c)The related Obligor has not been released, in whole or in part, from any of its material obligations in respect of the Timeshare Loan. Neither the applicable Obligor Note or Points Purchase Contract has been satisfied, canceled, rescinded or subordinated, in whole or in part, and no instrument has been executed that would effect any such satisfaction, release, cancellation, subordination or rescission. No instrument has been executed that would effect any such release, satisfaction, cancellation, rescission or subordination.
(d)The sale of the related Timeshare Property has not been canceled by the applicable Obligor or any originator. Any statutory or other applicable cancellation or rescission period related to the sale of the Timeshare Property has expired. The Timeshare Property purchased by the applicable Obligor has not been surrendered in accordance with the terms of the relevant Points Purchase Contract.
(e)Each Purchase Contract, Obligor Note or Points Purchase Contract, and each other document in the related Timeshare Loan File is genuine and the legal, valid and binding obligation of the applicable Obligor, is enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law), and is not subject to any dispute, right of setoff, recoupment, counterclaim, or defense of any kind, whether arising out of transactions concerning such Timeshare Loan or otherwise, and no such right has been asserted with respect thereto.
(f)All of the related Timeshare Loan Servicing Files for such Timeshare Loan have on or prior to the Closing Date (or the related Transfer Date) been obtained by the Servicer and all the related Timeshare Loan Files are in the possession of the Custodian, the Custodian has issued a Trust Receipt (as defined in the Custodial Agreement) therefor and no Material Exceptions (as defined in the Custodial Agreement) have been cited by the Custodian.
(g)The related Obligor Note is payable in United States Dollars.

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(h)The percentage of Timeshare Loans where the Obligor is not a citizen or resident of, and making payments from, the United States, Puerto Rico, the U.S. Virgin Islands or U.S. military bases does not exceed 7.50% of the Aggregate Loan Balance as of the Initial Cut-Off Date or any Transfer Date.
(i)Such Timeshare Loan is not more than 30 days delinquent (without giving effect to any applicable grace period) on any payment of principal or interest as of the Initial Cut-Off Date or any Transfer Date.
(j)The aggregate amount owing from the related Obligor with respect to all Timeshare Loans does not exceed $295,000 in the aggregate.
(k)The related Obligor Note evidences a fully amortizing debt obligation which bears a fixed rate of interest, provides for substantially level monthly payments of principal and interest (other than the final payment thereon), and is for a term not exceeding 180 months.
(l)The related Obligor Note may be prepaid in full without penalty.
(m)The related Obligor has been instructed to remit all payments to the Centralized Lockbox Account or such other lockbox account(s) at Approved Financial Institutions that are subject to a Deposit Account Control Agreement or a substantially similar control agreement, or as approved by the Indenture Trustee, acting with the consent of the Holders representing not less than 51% of the then Outstanding Note Balance of each Class of Notes.
(n)The related Obligor is not (i) a Person (other than an individual) that is affiliated with or employed by Diamond Resorts Corporation or any of its Affiliates, including the Servicer, or (ii) a Governmental Authority.
(o)[Reserved]
(p)The applicable assignment of Points Purchase Contract and the endorsement of the related Obligor Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Points Purchase Contract and related Obligor Note, and all monies due or to become due thereunder, and all proceeds thereof.
(q)All of the condominium and apartment units related to the Timeshare Loans in the Resorts are located in buildings whose construction has been completed and certificate of occupancy has been issued, in the manner required by applicable state and local laws.
(r)The related Unit, if any, is an apartment or unit at a Resort and the related Points Purchase Contract grants the related Obligor the right to use and occupy one or more apartments or units at a Resort. The related Points Purchase Contract has been duly filed and recorded with all appropriate governmental authorities in all jurisdictions in which such related Points Purchase Contract is required to be filed and recorded to enable the Issuer and its assigns to enforce the revocation and termination rights granted in the Points Purchase Contract.

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(s)Immediately prior to any transfer contemplated pursuant to this Agreement of Timeshare Loans from the Seller to the Issuer, the Seller will own full legal and equitable title to each such Timeshare Loan, free and clear of any Lien or ownership interest in favor of any other Person. All of the Seller’s right, title and interest in and to each such Timeshare Loan has been validly and effectively transferred to the Issuer pursuant to this Agreement. All of the Transferors' right, title and interest in and to each such Timeshare Loan has been validly and effectively transferred to the Seller pursuant to the Purchase Agreements.
(t)The related Points Purchase Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Timeshare Property of the benefits of the security interests or other remedies intended to be provided thereby. There is no exemption available to the related Obligor which would interfere with the transferee’s right to enforce its revocation and termination rights under the related Points Purchase Contract other than that which may be available under applicable bankruptcy, debt relief, homestead statutes or the Servicemembers Relief Act or similar applicable laws.
(u)The Timeshare Loan is not and has not been secured by any collateral except the Points Purchase Contract and Timeshare Property.
(v)[Reserved]
(w)Interest is calculated on each Timeshare Loan on a simple interest basis.
(x)The proceeds of each Timeshare Loan have been fully disbursed and no Timeshare Loan requires any additional performance by any Person.
(y)The terms of each Points Purchase Contract and Obligor Note have not been modified in any material respect.
(z)[Reserved]
(aa)Each Timeshare Loan requires the Obligor to pay all taxes, insurance premiums and maintenance costs with respect to the related Resort or Collection, as applicable. There are no delinquent taxes, ground rents, water charges, sewer rents, or assessments outstanding with respect to any of the Timeshare Properties, nor any other material outstanding Liens affecting the Timeshare Properties..
(ab)No consent, approval, order or authorization of, and no filing with or notice to, any court or governmental authority in respect of any Obligor is required which has not been obtained in connection with the transfer of any Timeshare Loans to the Transferors, the Seller or the Issuer or in connection with the pledge of any Timeshare Loans to the Indenture Trustee.
(ac)No selection procedures reasonably believed by the Seller to be adverse to the Noteholders were utilized in selecting any Timeshare Loans.
(ad)Each Obligor Note constitutes an "instrument" under the Uniform Commercial Code of the jurisdiction in which such Obligor Note will at all times be located. Each Timeshare Loan

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which is not evidenced by an Obligor Note constitutes either "tangible chattel paper" or a "payment intangible" within the meaning of the Uniform Commercial Code in which such tangible chattel paper is located, in the case of tangible chattel paper, or within the meaning of the Uniform Commercial Code of the State of Delaware in the case of a payment intangible. There is no more than one original executed copy of each Obligor Note or Points Purchase Contract.
(ae)The related Obligor has equity as of the Closing Date equal to at least 10% of the sale price of the Timeshare Property securing such Timeshare Loan.
(ff)    The related Obligor has not previously had any portion of a scheduled payment delinquent for more than 180 days on a Timeshare Loan.
(gg)    The Timeshare Loan was originated in compliance with Underwriting Guidelines attached hereto as Exhibit D (as such Underwriting Guidelines may be amended from time to time in the manner provided for by the Transaction Documents).
(hh)    Such Timeshare Loan is not more than 30 or more days’ delinquent on any payment of principal or interest as of the Initial Cut-Off Date or Subsequent Cut-Off Date, as applicable.
(ii)    Except if such Timeshare Loan is related to the Cabo Azul Collection, all Timeshare Property and other real estate interests supporting the Points available to be sold are (i) titled in the name of the Collection Trustee, Collection Association or third-party trustee and held in trust, free and clear of any lien or ownership interest in favor of any other person, (ii) covered by a title insurance policy issued by a title insurer qualified to do business in the jurisdiction where such Timeshare Property or other real estate interest is located and (iii) is related to a Collection. With respect to any Timeshare Loan related to the Cabo Azul Collection, all Timeshare Property and other real estate interests supporting the Points available to be sold are (i) owned by the Cabo Developer, as evidenced by its beneficial interest in a Mexican land trust subject to the terms of the Cabo Azul Collection documents, (ii) covered by a title insurance policy issued by a title insurer qualified to do business in Mexico and (iii) is related to the Cabo Azul Collection.
(jj)    None of the related Collection Developer, Collection Trustee and/or Collection Association is in default under the related Collection Trust Agreement or has caused the ratio of Points to available intervals or units to fall below required levels.
(kk)    If such Timeshare Loan is a Subsequent Timeshare Loan, when such Timeshare Loan is aggregated with all Timeshare Loans sold to the Issuer pursuant to this Agreement, it satisfies the Subsequent Timeshare Loan Criteria.
(ll)    No holder of the Timeshare Loan has any existing or future obligations or liabilities with respect to such Timeshare Loan or the related Obligor.

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Schedule II
Representations and Warranties as to Resorts

(a)Timeshare Properties.
(i)    The sale, offering for sale and financing of Timeshare Properties (A) do not constitute the sale, or the offering for sale, of securities subject to registration requirements of the Securities Act or any state or foreign securities laws, (B) except to the extent that any such violation(s), either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, do not violate Timeshare Laws or any other law of any state or foreign country in which sales or solicitation of Timeshare Properties occur and (C) except to the extent that any such violation(s), either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, do not violate any consumer credit or usury laws of any state or foreign country in which sales or solicitations of Timeshare Properties occur. Except to the extent that any such failure(s), either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Diamond Resorts Entities have not failed to make or cause to be made any registrations or declarations with any Governmental Authority necessary to the ownership of the Resorts or to the conduct of their business, including laws and regulations applicable to their business and activities, the operation of the Resorts and the sale, or offering for sale, of Timeshare Properties. Except to the extent that any such noncompliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Diamond Resorts Entities have, to the extent required by their activities and businesses, complied with all laws and regulations applicable to their businesses and activities.
(ii)    Schedule III (II(a)(ii)) hereto sets forth, with respect to each Resort, (A) the states and countries in which Timeshare Properties with respect to such Resort are being sold or marketed and (B) the trust or other entity that is the owner of the real property rights with respect to such Resort. The applicable Diamond Resorts Entity has filed in each jurisdiction in which such filing is a legal prerequisite to the marketing of the Timeshare Properties therein all applicable documents with the appropriate Governmental Authorities required to authorize the sale of Timeshare Properties in such jurisdictions and has subjected each Resort to certain limitations, restrictions, conditions and covenants as described in the timeshare declarations and as hereinafter set forth in accordance with the provisions of any applicable laws, statutes or regulations (such laws, statutes or regulations and all amendments, modifications or replacements thereof and successors thereto, and all regulations and guidelines promulgated thereunder or with respect thereto, now or hereafter enacted, being hereinafter collectively referred to as the “Timeshare Laws”), except for any failure to make such filings or any failure to subject each Resort to certain limitations, restrictions, conditions and covenants that could not reasonably be expected to have a Material Adverse Effect. All material documents used in connection with the creation of the Timeshare Properties, the sale of the Timeshare Properties and the operation of the Resort as a timeshare resort, including, without limitation, the Declaration (as hereinafter defined), by-laws and rules and regulations of the homeowner’s association, the management agreement, the form of contract of sale and deeds, and all other documents used by the Diamond Resorts Entities in connection with

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the sale of Timeshare Properties, and the operation of the Resort as a timeshare resort and the regulation, management and administration thereof comply with all Timeshare Laws, except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect. As used herein, the term “Declaration” means the declaration in furtherance of a plan for subjecting the Resort to a timeshare form of ownership, which Declaration contains covenants, restrictions, easements, charges and liens and including, without limitation, provisions regarding the identification of Timeshare Properties and the common areas and the regulation and governance of the real property comprising the Resort as a timeshare regime.
(b)Timeshare Exchange Network. The exchange system operated by Diamond Resorts International Club, Inc. (“THE Club®”) is being operated in compliance with all applicable Timeshare Laws, except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect. To the extent Diamond Resorts Entities have entered into written agreements with Resort Condominiums International, LLC, Interval International, Inc. or other exchange networks, such Diamond Resorts Entities are members and participants pursuant to validly executed and enforceable written agreements in Resort Condominiums International, LLC, and/or Interval International, Inc. and/or other exchange networks, as applicable. Such Diamond Resorts Entities have paid all fees and other amounts due and owing under such agreements and are not otherwise in default in any respect thereunder, except to the extent that could not reasonably be expected to result in a Material Adverse Effect.
(c)Common Areas. To the extent that Diamond Resorts Entities are obligated to construct common areas and amenities, the common areas and amenities appurtenant to sold Timeshare Properties, and the streets and other off-site improvements contained within the projects, have been completed or a bond insuring the completion thereof has been obtained, except to the extent that such failure to complete or post a bond is not reasonably likely to have a Material Adverse Effect, and such interests in such common areas are free and clear of all Liens.
(d)Homeowners’ Association, Maintenance Fees and Developer Subsidies. All homeowners’ association, maintenance fees and/or developer subsidies, as applicable, required to be paid by any Diamond Resorts Entity and which are past due have been paid, except to the extent that such past due fees do not exceed $5,000,000 in the aggregate.
(e)Condemnation. No condemnation or other proceeding in the nature of eminent domain has been commenced or to any Diamond Resorts Entity’s best knowledge, is threatened or contemplated with respect to all or any portion of any Resort or for the relocation of roadways providing access to any Resort.
(f)Utilities and Public Access. Each Resort has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Resort for its respective intended uses. All public utilities necessary to the full use and enjoyment of each Resort for are located either in the public right-of-way abutting such Resort (which are connected so as to serve such Resort without passing over the property) or in recorded easements serving such Resort for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

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(g)Use of Property. Each Resort is used exclusively as a timeshare resort, hotel and/or other appurtenant and related uses.
(h)Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Resort as a timeshare resort or hotel (collectively, the “Licenses”), have been obtained and are in full force and effect. Each applicable Diamond Resorts Entity shall keep and maintain all Licenses necessary for the operation of each Resort as a timeshare resort. The use being made of each Resort is in conformity with the certificate of occupancy issued for such Resort.
(i)Flood Zone. None of the improvements on any Resort are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, flood insurance in commercially reasonable amounts is in full force and effect with respect to each Resort.
(j)Physical Condition. Except as set forth on Schedule III (II(j)), each Resort, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists on the Closing Date or any Transfer Date no structural or other material defects or damages in any Resort, whether latent (to the knowledge of the Diamond Resorts Entities or otherwise; and no Diamond Resorts Entity has received on the Closing Date or any Transfer Date notice from any insurance company or bonding company of any defects or inadequacies in any Resort, or any part hereof, which would materially adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
(k)Boundaries. All of the improvements which were included in determining the appraised value of each Resort lie wholly within the boundaries and building restriction lines of such Resort, and no improvements on adjoining properties encroach upon such Resort, and no easements or other encumbrances upon the applicable Resort encroach upon any of the improvements, so as to affect the value or marketability of the applicable Resort except those which are insured against by a title insurance policy.
(l)Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements currently in effect in connection with the transfer of any Timeshare Property to the applicable Obligor have been paid.
(m)Illegal Activity. No portion of any Resort has been or will be purchased with proceeds of any illegal activity.
(n)Embargoed Person. None of the funds or other assets of any Diamond Resorts Entity constitute property of, or are beneficially owned, directly or indirectly, by any Person subject

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to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. I et seq., and any executive orders or regulations promulgated thereunder with the result that the investment in any Diamond Resorts Entity (whether directly or indirectly), is prohibited by law or the Notes issued by the Issuer are in violation of law (“Embargoed Person”). No Embargoed Person has any interest of any nature whatsoever in any Diamond Resorts Entity with the result that the investment in any Diamond Resorts Entity (whether directly or indirectly), is prohibited by law or are in violation of law. None of the funds of any Diamond Resorts Entity have been derived from any unlawful activity with the result that the investment in any Diamond Resorts Entity (whether directly or indirectly), is prohibited by law or is in violation of law.
(o)Management Agreements. Each HOA which a Diamond Resorts Entity currently manages was duly organized and is validly existing. Each agreement to which a Diamond Resorts Entity is a party, pursuant to which management services are currently being performed with respect to a Resort (each, a “Management Agreement”), is in full force and effect. The applicable Diamond Resorts Entity has performed in all material respects all of its obligations under each such Management Agreement.
(p)Insurance. Each Resort which is currently managed by a Diamond Resorts Entity is insured through the applicable HOA if there is one, and if not, through a Diamond Resorts Entity, in the event of fire or other casualty for the full replacement value thereof, and in the event that the Timeshare Properties should suffer any loss covered by casualty or other insurance, upon receipt of any Insurance Proceeds, the HOAs, or a Diamond Resorts Entity, are required, during the time such Timeshare Properties are covered by such insurance, under the applicable governing instruments either to repair or rebuild the portions of the applicable Resorts. Each Resort in the United States which is currently managed by a Diamond Resorts Entity and which is located in a designated flood plain maintains flood insurance in an amount not less than the maximum level available under the National Flood Insurance Program.
(q)Litigation. No action, suit, proceeding or investigation is pending or, to the best of the knowledge of any Representing Party, threatened against any HOA or any Resort which is currently managed by a Diamond Resorts Entity that, if adversely determined, would have a material adverse impact on the Resorts, the Collections or the value of the Notes.

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Schedule III (II(a)(ii))
Marketing By States and Countries

Name of Resort	Location of Sales[1,2,3]	Owner of Real Property Rights
Bell Rock Inn	No on-site sales	Premiere Vacation Collection Owners Association, Inc.
Bent Creek Golf Village	Sevier County, TN; DRUSC location	First American Trust, FSB, as Trustee
Cabo Azul Resort	Baja California Sur, Mexico	DPM Acquisition Mexico, S. de R.L de C.V.
The Carriage House	No on-site sales;	Premiere Vacation Collection Owners Association, Inc.
Cedar Breaks Lodge and Spa Celebrity House	Iron County, UT; DRUSC location No on-site sales;	First American Trust, FSB, as Trustee Premiere Vacation Collection Owners Association, Inc.
Cypress Pointe I	Orange County, FL; DRUSC location	First American Trust, FSB, as Trustee
Cypress Pointe II	Orange County, FL; DRUSC location	First American Trust, FSB, as Trustee
Daytona Beach Regency	Volusia County, FL; DRUSC location	First American Trust, FSB, as Trustee
Desert Paradise Resort	Clark County, NV; DRUSC location	First American Trust, FSB, as Trustee
Desert Isle of Palm Springs	No on-site sales DRUSC location	First American Trust, FSB, as Trustee
Dunes Village Resort	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Flamingo Beach Resort & Villas	St. Maarten, DRUSC location	First National Trustee Company (UK) Ltd., as Trustee through its subsidiary, Saint Maarten Title Limited
Grand Beach I	Orange County, FL; DRUSC location	First American Trust, FSB, as Trustee

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Name of Resort	Location of Sales[1,2,3]	Owner of Real Property Rights
Grand Beach II	Orange County, FL; DRUSC location	First American Trust, FSB, as Trustee
Greensprings Vacation Resort	James City County, VA; DRUSC location	First American Trust, FSB, as Trustee
The Historic Craig’s Lodge	No on-site sales; PVC location	Premiere Vacation Collection Owners Association, Inc.
The Historic Powhatan Resort	James City County, VA; DRUSC location	First American Trust, FSB, as Trustee
Island Links	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Ka’anapali Beach	Maui, HI; DRHC location	First American Trust, FSB, as Trustee
Kohl’s Ranch Lodge	No on-site sales; PVC location	Premiere Vacation Collection Owners Association, Inc.
Lake Tahoe Vacation Resort	El Dorado County, CA; DRUSC and DRCC location	First American Trust, FSB, as Trustee
London Bridge Resort	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Los Abrigados Resorts and Spa	Yavapai County, AZ; PVC location	Premiere Vacation Collection Owners Association, Inc.
Mystic Dunes Resort	Osceola County, FL; DRUSC location	First American Trust, FSB, as Trustee
Palm Canyon Resort and Spa	Riverside County, CA DRUSC location	First American Trust, FSB, as Trustee
The Point at Poipu	Kauai, HI; DRHC location	First American Trust, FSB, as Trustee
Polo Towers Suites	Clark County, Nevada; DRUSC and DRCC location[4]	First American Trust, FSB, as Trustee
Polynesian Isles	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Rancho Mañana Resort The Ridge on Sedona Golf	No on-site sales PVC location Yavapai County, AZ; DRUSC location	Premiere Vacation Collection Owners Association, Inc. First American Trust, FSB, as Trustee

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Name of Resort	Location of Sales[1,2,3]	Owner of Real Property Rights
Ridge Pointe	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Riviera Beach Resort and Spa	Orange County, CA DRUSC location	First American Trust, FSB, as Trustee
Riviera Oaks Resort and Racquet Club	San Diego County, CA DRUSC location	First American Trust, FSB, as Trustee
Riviera Shores Resort	No on-site sales DRUSC location	First American Trust, FSB, as Trustee
The Roundhouse Resort	No on-site sales; PVC location	Premiere Vacation Collection Owners Association, Inc.

Royal Palm Beach	No on-site sales; DRUSC location	First National Trustee Company (UK) Ltd., as Trustee through its subsidiary, Saint Maarten Title Limited
San Luis Bay Inn	San Luis Obispo County, CA; DRUSC and DRCC location	First American Trust, FSB, as Trustee
Scottsdale Camelback Resort	No on-site sales; PVC location	Premiere Vacation Collection Owners Association, Inc.
Scottsdale Links Resort	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Scottsdale Villa Mirage	Maricopa County, AZ; DRUSC location	First American Trust, FSB, as Trustee
Sea of Cortez Beach Club	No on-site sales; PVC location	Premiere Vacation Collection Owners Association, Inc.
Sedona Springs	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Sedona Summit	Yavapai County, AZ; DRUSC, DRHC, & DRCC locations	First American Trust, FSB, as Trustee
The Suites at Fall Creek	Taney County, MO; DRUSC location	First American Trust, FSB, as Trustee
Tahoe Beach & Ski Club	No on-site sales; DRUSC & DRCC locations	First American Trust, FSB, as Trustee
Tahoe Seasons Resort	No on-site sales DRUSC location	First American Trust, FSB, as Trustee

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Name of Resort	Location of Sales[1,2,3]	Owner of Real Property Rights
Varsity Clubs of America – South Bend	No on-site sales; PVC location	Premiere Vacation Collection Owners Association, Inc.
Varsity Clubs of America – Tucson	No on-site sales; PVC location	Premiere Vacation Collection Owners Association, Inc.
Villas at Poco Diablo	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Villas at Polo Towers	Clark County, NV; DRUSC and DRHC locations[4]	First American Trust, FSB, as Trustee
Villas de Santa Fe	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Villas of Sedona	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee

1 Diamond Resorts U.S. Collection (“DRUSC”) memberships are currently sold at sales centers located in the following states: Arizona, California, Florida, Missouri, Nevada, Tennessee, Utah, Virginia, and St. Maarten, N.A.(collectively referred to as “DRUSC locations”). DRUSC is registered, or exempt from registration or other regulations, to market or sell memberships all 50 United States except: Hawaii, Idaho, Nebraska, or West Virginia.
2 Diamond Resorts Hawaii Collection (“DRHC”) memberships are currently sold at sales centers located in Hawaii and Florida (collectively referred to as “DRHC locations”). DRHC is registered, or exempt from registration or other regulations, to market or sell memberships in the following states: Alaska, Arizona, California, Delaware, Florida, Georgia, Hawaii, Kansas, Maine, Massachusetts, Michigan, Missouri, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, Texas, Vermont, Wisconsin, and Wyoming.
3 Diamond Resorts California Collection (“DRCC”) memberships are not actively sold, however, are legally able to be sold at sales centers located in the following states: California, and Nevada (collectively referred to as “DRCC locations”). DRCC is registered, or exempt from registration or other regulations, to market or sell memberships in the following states: Alaska, Arizona, California, Delaware, Georgia, Kansas, Maine, Massachusetts, Missouri, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Vermont, Washington, Wisconsin and Wyoming.
4 This timeshare plan is registered for sale in Nevada, and some intervals are held by Diamond Resorts Polo Development, LLC.

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Schedule III (II(j))
Physical Condition
The Developer was not the developer of the Poipu Point condominium (completed in 1993); the Ka’anapali Beach Vacation Resort (completed in 1988); or The Villas at Polo Towers (completed in 2006). As a result, the Association does not hold any warranties, express or implied, on the Collection accommodations or the component sites. The resort interests were conveyed to the Trustee “as is.
Ka’anapali Beach Resort
A lawsuit alleging a construction defect by the manufacturer of the rooftop space frame was filed by the Company or one or more of its affiliates (the “Developer”) in its pursuit to help the association in the matter of determining whether there were any grounds to seek relief against the manufacturer of said space frame. Settlement in the amount of $2.465 million has been reached with the three defendants and the case has been dismissed. The rooftop space frame is scheduled to be replaced beginning in November 2014. This is expected to be an approximately $5 million, nine month project, to be completed in the third quarter of 2015. This estimate is approximate only and could change in the future due to unforeseen events, inclement weather, and other events that are beyond the control of the Developer or the contractor.

The Point at Poipu
The exterior walls of all buildings in The Point at Poipu condominium have experienced damage due to water intrusion. The Board of Directors of Association of Apartment Owners of Poipu Point (“Poipu Condominium Board”) had a study performed to determine the scope and extent of the damage and the cost of any necessary repair work. Based on the results of such study, the Poipu Condominium Board initiated a water intrusion assessment to pay for the repair work (“Water Intrusion Assessment”). The Developer agreed that it would pay for such Water Intrusion Assessments relative to certain Points purchased by owners on and subsequent to January 30, 2011, including any Points purchased on and subsequent to the last Revision Date on page 1 of the Hawaii Disclosure Statement purchasers receive, however, the Developer is not assuming responsibility for the payment of any other special assessment made to Collection Members in the future that are unrelated to the repair of such water intrusion damage at The Point at Poipu condominium. Construction work to repair the damage commenced in 2012, with an estimated completion date of July 2017. These dates and construction timeframe estimates are approximate only and could change in the future due to unforeseen events, inclement weather, and other events that are beyond the control of the Poipu Condominium Board. In order to conduct the necessary repair work, the Poipu Condominium Board anticipates that only one building at a time will be completely closed off from occupancy. Each building takes on average about six (6) months to complete the repair work. The Developer will endeavor to work with the Poipu Condominium Board to see that repair work is conducted in a manner

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that will not materially impair the operation of the Project and will minimize the impact of the ability of the owners to obtain a reservation.

Lake Tahoe Vacation Resort
Numerous instances of improper installation or construction techniques by the contractor were discovered at Lake Tahoe Vacation Resort. These construction defects have resulted or may result in some structural defects, including water intrusion in the roof and the parking garage and in the bathrooms and exterior walls of a significant number of units at the resort. In order to secure the correction of these defects, the Developer filed an action against the contractor seeking repairs and in some instances replacement of physical components of the resort and correction of the effects of any resulting defects and/or water intrusion. This action settled for $25 million. The repairs are underway at the resort and are anticipated to be completed in 2015. The use of the affected units may be temporarily interrupted during the course of making the repairs.
All or portions of the Lake Tahoe Vacation Resort are located within a Very High Fire Hazard Severity Zone. Prospective purchasers are provided with a separate disclosure document required under California Government Code Section 51183.5.
San Luis Bay Inn
All or portions of the San Luis Bay Inn resort are located within a Special Flood Hazard Area, as designated by the Federal Emergency Management Agency. Prospective purchasers are provided with a separate disclosure document required under California Government Code Section 8589.3.
The resort also lies within an Area of Potential Flooding as shown on an inundation map. Purchasers are provided with a separate disclosure document required under California Government Code Section 8589.4.
The resort is also located within five (5) miles of the Diablo Canyon nuclear power plant. It is within the basic emergency planning zone, the area surrounding each of California’s nuclear power plants, in which both state and federal governments require planning to protect the public in the unlikely event of a serious accident at the plant. Plans for public information and for a full range of protective actions, including evacuation, have been developed by local emergency services offices.
Scottsdale Links
There are currently ten (10) units dedicated to Diamond Resorts U.S. Collection that are actually not available for guest use and points being sold against this inventory are not supported because these units are being utilized for back office operations. In the meantime, Diamond Resorts U.S. Collection Development, LLC (the “DRUSC”) has used developer space to accommodate owner requests and maintain the one-to-one property to points ratio required by law.
Desert Paradise

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There are currently four (4) units at Desert Paradise Resort that are dedicated to Diamond Resorts U.S. Collection that are actually not available for guest use and points being sold against this inventory are not supported because these units are being utilized for back office operations. In the meantime, DRUSC has used developer space to accommodate owner requests and maintain the one-to-one property to points ratio required by law.
Cabo Azul Resort
In September 2014, Cabo Azul Resort and the surrounding area in Baja California, Mexico were severely affected by the landfall of Hurricane Odile. The storm damaged all six (6) buildings at the resort and the related amenities and other facilities at the resort. The resort sustained various levels of structural and cosmetic damage, including to both the interior and exterior of the resort structures. The Developer continues to evaluate the extent and severity of the damage, including related costs and the timeframe to complete any necessary repairs. The entire resort is temporarily out of service, pending completion of necessary repairs to both the resort and the infrastructure of the surrounding area.

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Exhibit A
Schedule of Timeshare Loans
[Electronic Schedule of Timeshare Loans on File with the Indenture Trustee]

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Exhibit B
Form of [Qualified Substitute Timeshare Loan][Subsequent Timeshare Loan] Transfer Certificate
TRANSFER OF TIMESHARE LOANS
PURSUANT TO
SALE AGREEMENT
DIAMOND RESORTS OWNER TRUST 2014-1
This TRANSFER OF TIMESHARE LOANS (this "Subsequent Transfer Certificate"), dated ______ __, 20__, is acknowledged by Diamond Resorts Seller 2014-1, LLC, a Delaware limited liability company (the "Seller") and Diamond Resorts Owner Trust 2014-1, a Delaware statutory trust (the "Issuer"). Capitalized terms not defined herein shall have the meanings assigned to them in or incorporated by reference in that certain Sale Agreement, dated as of November 20, 2014, by and between the Seller, as seller and the Issuer, as purchaser (the "Sale Agreement").
The Seller, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign and grant to the Issuer, pursuant to Section [2(b)][2(c)] of the Sale Agreement, and the Issuer does hereby purchase and accept such transfer, assignment and grant, all right, title and interest of the Seller in and to (i) the Timeshare Loans listed on the Schedule of Timeshare Loans attached as Exhibit A to the Sale Agreement and amended in regard to the [Qualified Substitute Timeshare Loans][Subsequent Timeshare Loans] on the date hereof and (ii) the other Conveyed Timeshare Property related to such Timeshare Loans.
This Transfer Certificate sets forth the following additional terms applicable to the Sale Agreement in connection with this transfer of the Timeshare Loans:
Section 1    Definitions
"Transfer Date" means ______________, 20__.
"Subsequent Cut-Off Date" means the close of business on _______________, 20__.
Section 2    Ratification of Agreement. As supplemented by this Transfer Certificate, the Sale Agreement is in all respects ratified and confirmed and, as so supplemented by this Transfer Certificate, shall be read, taken and construed as one and the same instrument.
Section 3    Governing Law. This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law).
Section 4    Counterparts. This Transfer Certificate may be executed in two counterpart copies, which copies taken together shall constitute one instrument.
[Signatures on next page]

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IN WITNESS WHEREOF, the Seller and the Issuer have caused this Transfer Certificate to be duly executed by their respective officers thereto duly authorized as of the date and year first above written.

SELLER:
DIAMOND RESORTS SELLER 2014-1, LLC

By:
Name: Yanna Huang
Title: Treasurer

Acknowledged and Agreed:

ISSUER: DIAMOND RESORTS OWNER TRUST 2014-1 By: DIAMOND RESORTS FINANCIAL SERVICES, INC., as administrator By: _____________________ Name: Yanna Huang Title: Treasurer

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Exhibit C
Form Of Lost Note Affidavit
STATE OF ___________
COUNTY OF _________
______________ ("Affiant"), on behalf of and as _________________ of Diamond Resorts Seller 2014-1, LLC, a Delaware limited liability company (the "Seller"), being duly sworn, deposes and says:
1.    This Lost Note Affidavit is being delivered by the Affiant pursuant to Section 7(n) of the Sale Agreement (the "Agreement"), dated as of November 20, 2014, by and between the Seller and Diamond Resorts Owner Trust 2014-1, a Delaware statutory trust, as the Issuer. Unless otherwise defined herein, capitalized terms have the meanings ascribed to such terms in the Agreement and the Standard Definitions thereto.
2.    That ____________________________________________ has issued an [Obligor Note] [Points Purchase Contract] evidencing a Timeshare Loan dated __________________ in the principal amount of $_________________ [(the "Original Note")] [the ("Original Contract")] to ______________________.
3.    The [Original Note] [Original Contract] has been lost, destroyed, or stolen so that it cannot be found or produced, and the Seller has not endorsed, assigned, sold, pledged, hypothecated, negotiated or otherwise transferred the [Original Note] [Original Contract] or an interest therein.
4.    That the Seller has made a diligent effort to find the [Original Note] [Original Contract].
5.    It is understood by the Seller that if the [Original Note] [Original Contract] is found, that it will surrender said [Original Note] [Original Contract] to the Custodian or its permitted successors and assigns for cancellation.
___________________________________

The foregoing affidavit was sworn to and subscribed before me this _____ day of _____________, _______, by ______________, as __________________________ of Diamond Resorts Seller 2014-1, LLC, who is personally known to me or who has produced _________________________________________ as identification and who did take an Oath.
___________________________________
(AFFIX NOTARIAL SEAL)    Notary Public, State of __________
(Name)
Commission Number: _________________    My Commission Expires:

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Exhibit D

Underwriting Guidelines

			*INTEREST RATE % (BASED ON LOYALTY LEVEL OF PURCHASE)
FICO TIER	FICO SCORE	DOWN PAYMENT	STANDARD	WELCOME TO DIAMOND (4K)	SILVER (15K)	GOLD (30K)	PLATINUM (50K)	TERM (MONTHS)
Tier 1	>800
Tier 2	700 - 799	10% - 19.99%	17.99	17.99	15.99	13.99	12.99	120
Tier 3	650 - 699	20%+	16.99	15.99	13.99	11.99	11.99	120
Tier 4	600 - 649	15% - 19.99%	17.99	17.99	15.99	13.99	12.99	120
		20%+	16.99	15.99	13.99	12.99	12.99	120
Tier 5	575 - 599	30%	17.99	17.99	17.99	17.99	17.99	120
Tier 6	525 - 574	50%	17.99	17.99	17.99	17.99	17.99	120
Tier 7	<525	100%	n/a	n/a	n/a	n/a	n/a	n/a

D-1
KL2 2869714.8

Annex A

Standard Definitions

“1940 Act” shall mean the Investment Company Act of 1940, as amended.
“17g-5” shall have the meaning set forth in Section 8.06(d) of the Indenture.
“Acceleration Event” shall have the meaning specified in Section 6.06 of the Indenture.
“Acceptable Attorney” shall have the meaning specified in Section 1.2(b) of the Custodial Agreement.
“Act” shall have the meaning specified in Section 1.04 of the Indenture.
“Administration Agreement” shall mean that certain administration agreement, dated as of the Closing Date, by and among the Issuer, the Indenture Trustee and the Administrator.
“Administrator” shall mean Diamond Resorts Financial Services, Inc.
“Administrator Expenses” shall mean the reasonable out-of-pocket expenses of the Administrator in connection with its duties under the Administration Agreement and any taxes owed pursuant to Section 8.07 of the Indenture.
“Administrator Fee” shall equal $1,000 paid annually.
“Adverse Claim” shall mean any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the interests created under the Indenture in favor of the Indenture Trustee and the Noteholders.
“Affiliate” shall mean any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Loan Balance” means the sum of the Loan Balances for all Timeshare Loans (except Defaulted Timeshare Loans).
“Aggregate Closing Date Collateral Balance” shall mean an amount equal to the sum of (i) the Aggregate Loan Balance as of the Initial Cut-Off Date and (ii) $54,000,000.

“Aggregate Collateral Balance” shall mean an amount equal to the sum of (i) the Aggregate Loan Balance and (ii) the Prefunding Loan Balance.
“Aggregate Outstanding Note Balance” shall mean the sum of the Outstanding Note Balances for all Classes of Notes.
“Applicable Procedures” shall have the meaning specified in Section 2.04(d)(i) of the Indenture.
“Applicable Review Period” shall have the meaning specified in Section 1.2(a) of the Custodial Agreement.
“Approved Financial Institution” shall mean a federal or state-chartered depository institution or trust company having a combined surplus and capital of at least $100,000,000 and further having (a) commercial paper, short-term debt obligations, or other short-term deposits that are rated at least “A-1” by S&P, if the deposits are to be held in the account for 30 days or less, or (b) having long-term unsecured debt obligations that are rated at least “AA” by S&P, if the deposits are to be held in the account more than 30 days. Notwithstanding the foregoing, if an account is held by an Approved Financial Institution, following a downgrade, withdrawal, qualification, or suspension of such institution’s rating, each account must promptly (and in any case within not more than 30 calendar days) be moved with written notice to the Indenture Trustee, to an Approved Financial Institution.
“Assumption Date” shall have the meaning specified in Section 5.16(f) of the Indenture.
“Attorney’s Bailee Letter” shall have the meaning specified in Section 1.2(b) of the Custodial Agreement.
“Authorized Officer” shall mean, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, Managing Member and each other officer of such corporation or limited liability company or the general partner of such partnership customarily performing functions similar to those performed by any of the above designated officers, and with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject or such officer specifically authorized in resolutions of the Board of Directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with this Indenture on behalf of such corporation, limited liability company or partnership, as the case may be.
“Available Funds” shall mean for any Payment Date, (A) all funds on deposit in the Collection Account after making all transfers and deposits required from or by (i) the Servicer pursuant to the Indenture, (ii) the Reserve Account pursuant to Section 3.02(b) of the Indenture (other than any Reserve Account Draw Amounts), (iii) the Prefunding Account pursuant to Section 3.02(c) of the Indenture, (iv) the Capitalized Interest Account pursuant to Section 3.02(d) of the

Indenture, and (v) the Seller or the Issuer pursuant to Section 4.04 of the Indenture, less (B) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Payment Date.
“Back-Up Servicer” shall mean Wells Fargo Bank, National Association and its permitted successors and assigns, as provided in the Indenture.
“Back-Up Servicing Fee” shall mean for any Payment Date, an amount equal to the product of (i) one-twelfth of 0.0346% and (ii) the Aggregate Loan Balance as of the first day of the related Due Period.
“Bankruptcy Code” shall mean the federal Bankruptcy Code, as amended (Title 11 of the United States Code).
“Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA; any “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code; any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or plan’s investment in such entity; or any other arrangement that is subject to Similar Law.
“Business Day” shall mean any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in New York City, Minneapolis, Minnesota, the city in which the Servicer is located or the city in which the Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.
“Cabo Developer” shall mean DPM Acquisition Mexico S. de R.L. de C.V.
“Capitalized Interest Account” shall mean the account maintained by the Indenture Trustee pursuant to Section 3.02(d) of the Indenture.
“Capitalized Interest Account Initial Deposit” shall equal $670,000.
“Capitalized Interest Requirement” shall mean for each Determination Date during the Prefunding Period, an amount equal to the product of (i) one-twelfth of the weighted average Note Rates of each Class of Notes and (ii) the Prefunding Account Initial Deposit.
“Cash Accumulation Event” shall commence on any Determination Date if the average of the Delinquency Levels for the last three Due Periods is greater than or equal to 7.00% and shall continue until the Determination Date where the average of the Delinquency Levels for the last three Due Periods is less than 7.00%.
“Cede & Co.” shall mean the initial registered holder of the Notes, acting as nominee of The Depository Trust Company.
“Centralized Lockbox Account” shall have the meaning specified in Section 5.02(a) of the Indenture.

“Certificate of Trust” shall mean the Certificate of Trust in the form attached as Exhibit A to the Trust Agreement.
“Certified Translation Document” shall have the meaning specified in Section 1.2(c) of the Custodial Agreement.
“Class” shall mean, as the context may require, any of the Class A Notes or Class B Notes.
“Class A Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.
“Class B Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.
“Class A Percentage Interest” shall mean for any Payment Date, a percentage equal to (i) the Outstanding Note Balance of the Class A Notes divided by (ii) the Aggregate Outstanding Note Balance.
“Class B Percentage Interest” shall mean for any Payment Date, a percentage equal to (i) the Outstanding Note Balance of the Class B Notes divided by (ii) the Aggregate Outstanding Note Balance.
“Clearstream” shall mean Clearstream Banking, société anonyme, a limited liability company organized under the laws of Luxembourg.
“Closing Date” shall mean November 20, 2014.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.
“Collection” shall mean a vehicle holding real estate underlying a Timeshare Property, evidenced by a trust agreement by which a Collection Developer transfers legal title to deeded fee simple or leasehold interests in Units at a Resort to either (a) a Collection Trustee or Collection Association pursuant to a Collection Trust Agreement or (b) in the case of the Cabo Azul Collection, a Mexican land trust. For purposes of the Transaction Documents and Timeshare Loans, each of Diamond Resorts U.S. Collection, Diamond Resorts Hawaii Collection, Diamond Resorts California Collection, Premiere Vacation Collection, and Cabo Azul Collection is a Collection.
“Collection Account” shall mean the account established and maintained by the Indenture Trustee pursuant to Section 3.02(a) of the Indenture.
“Collection Association” shall mean any of Diamond Resorts U.S. Collection Members Association, Inc., Diamond Resorts Hawaii Collection Members Association, Inc., Diamond Resorts California Members Association, Inc., Premiere Vacation Collection Members Association, Inc., or Cabo Azul Collection Members Association, Inc.

“Collection Developer” shall mean Diamond Resorts U.S. Collection Development, LLC, Diamond Resorts Hawaii Collection Development, LLC, Diamond Resorts California Collection Development, LLC, Diamond Resorts Premiere Vacation Collection Development, LLC or the Cabo Developer.
“Collection Policy” shall mean those collection policies and practices of the initial Servicer in effect as of a specified date; and for any successor Servicer shall mean the collection policies and practices of such successor in effect on the date which it commences servicing. The Collection Policy of the initial Servicer in effect on the Closing Date is attached as Exhibit I to the Indenture.
“Collection Reports” shall have the meaning set forth in Section 5.16(b) of the Indenture.
“Collection Trust Agreement” shall mean each trust agreement by and among the Collection Trustee and the related Collection Developer and Collection Association.
“Collection Trustee” shall mean First American Trust, FSB, a federal savings bank.
“Continued Errors” shall have the meaning specified in Section 5.16(f)(i) of the Indenture.
“Conveyed Timeshare Property” shall have the meaning specified in Section 2(c) of the Sale Agreement.
“Corporate Trust Office” shall mean (i) the office of the Indenture Trustee, which office is at the address set forth in Section 13.03 of the Indenture, or (ii) the office of the Owner Trustee, which is at the address set forth in Section 2.2 of the Trust Agreement, as applicable.
“Cumulative Default Level” shall mean, for any Determination Date, (i)(A) the sum of the Loan Balances of all Timeshare Loans that became Defaulted Timeshare Loans since the Closing Date (other than Defaulted Timeshare Loans for which the Seller has exercised its option to repurchase or substitute pursuant to Section 6(b) of the Sale Agreement) minus (B) all recoveries or remarketing proceeds received in respect of Defaulted Timeshare Loans for which the Seller did not exercise its option to repurchase or substitute pursuant to Section 6(b) of the Sale Agreement since the Closing Date, divided by (ii) the Aggregate Closing Date Collateral Balance (expressed as a percentage).
“Custodial Agreement” shall mean that certain custodial agreement, dated as of the Closing Date, by and among, the Custodian, the Indenture Trustee, the Servicer and the Issuer.
“Custodial Delivery Failure” shall have the meaning specified in Section 2.5 of the Custodial Agreement.
“Custodial Expenses” shall mean reasonable out-of-pocket expenses and indemnities of the Custodian incurred in connection with performance of the Custodian’s obligations and duties under the Custodial Agreement.

“Custodial Fees” shall mean such fees as the Custodian shall charge from time to time for access to Timeshare Loan Files, as specified in the Custodial Agreement.
“Custodian” shall mean Wells Fargo Bank, National Association or its permitted successors and assigns.
“Cut-Off Date” shall mean, with respect to (i) the Initial Timeshare Loans, the Initial Cut-Off Date and (ii) any Qualified Substitute Timeshare Loan or Subsequent Timeshare Loan, the related Subsequent Cut-Off Date.
“Cut-Off Date Loan Balance” shall mean the Loan Balance of a Timeshare Loan as of its related Cut-Off Date.
“Declaration” means the declaration in furtherance of a plan for subjecting a Resort or a Collection to a timeshare form of ownership, which declaration contains covenants, restrictions, easements, charges, liens and including, without limitation, provisions regarding the identification of Timeshare Property and the common areas and the regulation and governance of the real property comprising such Resort or such Collection as a timeshare regime.
“Default” shall mean an event which, but for the passage of time, would constitute an Event of Default under the Indenture.
“Default Level” shall mean, for any Due Period, (i) (A) the sum of the Loan Balances of all Timeshare Loans that became Defaulted Timeshare Loans during such Due Period (other than Defaulted Timeshare Loans for which the Seller has exercised its option to repurchase or substitute pursuant to Section 6(b) of the Sale Agreement) minus (B) any recoveries or remarketing proceeds received during such Due Period in respect of any Defaulted Timeshare Loans for which the Seller did not exercise its option to repurchase or substitute pursuant to Section 6(b) of the Sale Agreement, divided by (ii) the Aggregate Loan Balance on the first day of such Due Period (expressed as a percentage).
“Defaulted Timeshare Loan” is any Timeshare Loan for which any of the earliest following events may have occurred: (i) any payment or part thereof has been delinquent more than 180 days as of the end of the related Due Period (as determined by the Servicer in accordance with the Servicing Standard), (ii) the Servicer has initiated cancellation or foreclosure or similar proceedings with respect to the related Timeshare Property or has received the related mutual release agreement or assignment, or (iii) provided that such Timeshare Loan is at least one day delinquent, the Servicer has determined that such Timeshare Loan should be fully written off in accordance with the Credit and Collection Policy.
“Deferred Interest Amount” shall mean an amount equal to sum of (i) interest accrued during the related Interest Accrual Period at the applicable Note Rate on such unreimbursed Note Balance Write-Down Amounts applied to such Class prior to such Payment Date and (ii) any unpaid Deferred Interest Amounts from prior Payment Dates, plus interest thereon at the applicable Note Rate, to the extent permitted by law.

“Definitive Note” shall have the meaning specified in Section 2.02 of the Indenture.
“Delinquency Level” shall mean, for any Due Period, the sum of the Loan Balances of all Timeshare Loans (other than Defaulted Timeshare) that are 61 days or more delinquent on the last day of such Due Period (as determined by the Servicer in accordance with the Servicing Standard) divided by the Aggregate Loan Balance on the last day of such Due Period (expressed as a percentage).
“Delivery Date” shall have the meaning specified in Section 1.1(b) of the Custodial Agreement.
“Deposit Account Control Agreement” shall mean a deposit account control agreement for a lockbox account (including the Centralized Lockbox Account), as it may be amended, supplemented or otherwise modified from time to time.
“Depository” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Depository shall be The Depository Trust Company.
“Depository Agreement” shall mean the letter of representations, between the Issuer, the Indenture Trustee and the Depository.
“Depository Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges securities deposited with the Depository.
“Determination Date” shall mean, with respect to any Payment Date, the 15th day of the month in which such Payment Date occurs or, if such date is not a Business Day, then the next succeeding Business Day.
“DRFS” shall mean Diamond Resorts Financial Services, Inc., a Nevada corporation.
“Diamond Resorts Entity” means the Issuer, the Seller, the Servicer, each Performance Guarantor, each Collection Developer and their respective Affiliates.
“Diamond Resorts Marketing and Sales Percentage” shall equal the average of the selling and marketing expenses as a percentage of total Timeshare Property sales as reported by DRII, over the last four quarters; provided that if such quarter is a quarter ending on December 31, the Diamond Resorts Marketing and Sales Percentage will be based on the selling and marketing expenses for the most recent year.
“DRC” shall mean Diamond Resorts Corporation, a Maryland corporation.
“DRII” shall mean Diamond Resorts International, Inc., a Delaware corporation.
“Due Period” shall mean with respect to any Payment Date is the immediately preceding calendar month.

“Eligible Bank Account” shall mean a segregated account, which may be an account maintained with the Indenture Trustee, which is either (a) maintained with a depository institution or trust company whose long‑term unsecured debt obligations are rated at least BBB by S&P and whose short‑term unsecured obligations are rated at least A‑2 by S&P; or (b) a trust account or similar account maintained at the corporate trust department of the Indenture Trustee, acting in a fiduciary capacity, and the account is governed by Title 12 section 9.10(b) of the U.S. Code of Federal Regulations (Title 12 Regulations) or a similar U.S. state law.
“Eligible Investments” shall mean one or more of the following obligations or securities:
(1)    direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);
(2)    federal funds, or demand and time deposits in, certificates of deposit of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment, the commercial paper or other short-term unsecured debt obligations or long‑term unsecured debt obligations of such depository institution or trust company have been rated by S&P in its highest short-term rating category or one of its two highest long-term rating categories (and no such rating shall include a subscript of “f”, “r”, “p”, “pi”, “q” or “t”);
(3)    securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a short-term unsecured debt rating from S&P, at the time of investment at least equal to the highest short-term unsecured debt ratings of S&P (and no such rating shall include a subscript of “f”, “r”, “p”, “pi”, “q” or “t”), provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Outstanding Note Balance and the aggregate principal amount of all Eligible Investments in the Collection Account, provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from S&P;
(4)    commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by

S&P in its highest short-term ratings (and no such rating shall include a subscript of “f”, “r”, “p”, “pi”, “q” or “t”); and
(5)    any other demand, money market fund, common trust estate or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Indenture Trustee or an Affiliate thereof), (A) rated in the highest rating category by S&P (and no such rating shall include a subscript of “f”, “r”, “p”, “pi”, “q” or “t”) or (B) that would not adversely affect the then current rating by S&P of any of the Notes (as evidenced in writing to the Indenture Trustee by S&P). Such investments in this subsection (5) may include money market mutual funds rated either “AAAm” or “AAAm-G” by S&P or common trust estates, including any other fund for which the Indenture Trustee or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Indenture Trustee or an Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Indenture Trustee or an Affiliate thereof charges and collects fees and expenses for services rendered pursuant to the Indenture, and (z) services performed for such funds and pursuant to this Indenture may converge at any time;
provided, however, that (a) any Eligible Investment must be money-market or other relatively risk-free instruments without options and with maturities no later than the Business Day prior to the expected Payment Date, and (b) no such instrument shall be an Eligible Investment if such instrument (1) evidences either (x) a right to receive only interest payments with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, and (2) is purchased at a price in excess of par. Any Eligible Investment may be made by or through the Indenture Trustee or an affiliate of the Indenture Trustee.
“Eligible Timeshare Loan” shall mean a Timeshare Loan conforming to each of the representations and warranties set forth in Schedule I to the Sale Agreement and which is related to a Resort conforming to each of the representations and warranties in Schedule II to the Sale Agreement as of the Closing Date or applicable Substitution Date, as the case may be.
“Embargoed Person” means any Person subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. I et seq., and any executive orders or regulations promulgated thereunder with the result that the investment in Diamond Resorts or any affiliate thereof (whether directly or indirectly) is prohibited by law or the Notes issued by the Issuer are in violation of law.
“Employee Plan” means a Benefit Plan (other than a Multiemployer Plan) presently maintained (or maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of DRII or any of its ERISA Affiliates.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute, together with the rules and regulations thereunder.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) or (o) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to an Employee Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Employee Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to any plan year beginning prior to January 1, 2008, or with respect to any plan year beginning after December 31, 2007, the existence with respect to any Employee Plan of any unpaid “minimum required contributions” as defined in Section 430 of the Code or Section 303 of ERISA), whether or not waived, (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Employee Plan, (d) the incurrence by the Performance Guarantors or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Employee Plan or the withdrawal or partial withdrawal of the Performance Guarantors or any of their ERISA Affiliates from any Employee Plan or Multiemployer Plan, (e) the receipt by the Performance Guarantors or any of their ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Employee Plan or Employee Plans or to appoint a trustee to administer any Employee Plan, (f) any failure to comply with Section 401(a)(29) of the Code or Section 303(i) of ERISA, (g) the receipt by the Performance Guarantors or any of their ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Performance Guarantors or any of their ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Performance Guarantors or any of its Affiliates is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 3(14) of ERISA) or with respect to which the Performance Guarantors or any such Affiliates could otherwise be liable, (i) any Foreign Benefit Event or (j) any other event or condition with respect to a Employee Plan or Multiemployer Plan that could result in liability of the Performance Guarantors or any other Affiliate.
“Errors” shall have the meaning specified in Section 5.16(f)(i) of the Indenture.
“Euroclear” shall mean Euroclear Bank SA/NV, as operator of The Euroclear System, or its successor in such capacity.
“Event of Default” shall have the meaning specified in Section 6.01 of the Indenture.

“Extra Principal Distribution Amount” shall mean the lesser of (i) the amount by which Available Funds in the Collection Account exceeds the amount required to be distributed on such Payment Date pursuant to clauses (i) through (viii), inclusive, of Section 3.04(a) of the Indenture and (ii) the Overcollateralization Deficiency Amount on such Payment Date.
“FATCA” shall mean Sections 1471 through 1474 of the Code, any current or future Treasury Regulations promulgated thereunder, or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b) of the Code.
“FATCA Withholding Tax” shall mean any withholding or deduction made in respect of any payment pursuant to FATCA.
“Force Majeure Event” shall have the meaning specified in Section 2.4(n) of the Custodial Agreement.
“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $5,000,000 by DRII or any Affiliate under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by DRII or any of its Affiliates, or the imposition on DRII or any of its Affiliates of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $5,000,000.
“Foreign Language Template” shall have the meaning specified in Section 1.2(c) of the Custodial Agreement.
“Foreign Obligor” shall mean an Obligor that is not a citizen or resident of, and making payments from, the “United States” (as defined in Section 7701(a)(9) of the Code), Puerto Rico, the U.S. Virgin Islands and U.S. military bases.
“Foreign Pension Plan” means any benefit plan that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.
“Global Note” shall have the meaning specified in Section 2.02 of the Indenture.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Grant” shall mean to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.
“Highest Lawful Rate” shall have the meaning specified in Section 3 of the Sale Agreement.
“HOA” shall mean each homeowner’s association related to a Resort.
“Holder” or “Noteholder” shall mean a holder of any Note.
“Indenture” shall mean the indenture, dated as of the Closing Date, by and among the Issuer, the Servicer and the Indenture Trustee.
“Indenture Trustee” shall mean Wells Fargo Bank, National Association, or such successor as set forth in Section 7.09 of the Indenture.
“Indenture Trustee Expenses” shall mean any indemnities due to the Indenture Trustee and any other reasonable out-of-pocket expenses (including attorney’s fees and expenses) of the Indenture Trustee incurred in connection with performance of the Indenture Trustee’s obligations and duties under the Indenture.
“Indenture Trustee Fee” shall mean a monthly fee equal to $1,000.
“Initial Advance Rate” shall mean 96.0%.
“Initial Conveyed Timeshare Property” shall have the meaning specified in Section 2(a) of the Sale Agreement.
“Initial Cut-Off Date” shall mean the close of business on October 31, 2014.
“Initial Note Balance” shall mean with respect to the Class A Notes and the Class B Notes, $235,630,000 and $24,370,000, respectively.
“Initial Overcollateralization Percentage” shall mean an amount equal to (i) the excess of (a) the Aggregate Closing Date Collateral Balance over (b) the aggregate Initial Note Balances of the Notes, divided by (ii) the Aggregate Closing Date Collateral Balance (expressed as a percentage).
“Initial Purchaser” shall mean Credit Suisse Securities (USA) LLC.
“Initial Timeshare Loans” shall mean the Timeshare Loans listed on the Schedule of Timeshare Loans as sold by the Seller to the Issuer and simultaneously assigned to the Indenture Trustee on the Closing Date.

“Initial Trial Balance” shall have the meaning set forth in Section 5.16(b) of the Indenture.
“Insurance Proceeds” shall mean (i) proceeds of any insurance policy, including property insurance policies, casualty insurance policies and title insurance policies, and (ii) any condemnation proceeds, in each case which relate to the Timeshare Loans or the Timeshare Property and are paid or required to be paid to, and may be retained by, the Issuer, any of its Affiliates or to any mortgagee of record.
“Intended Tax Characterization” shall have the meaning specified in Section 4.02(b) of the Indenture.
“Interest Accrual Period” shall be deemed to be a period of 30 days, except that the initial Interest Accrual Period shall be the period from and including the Closing Date through, but not including, the initial Payment Date.
“Interest Distribution Amount” shall equal, for a Class of Notes and any Payment Date, the sum of (i) interest accrued during the related Interest Accrual Period at the applicable Note Rate on the Outstanding Note Balance of such Class of Notes immediately prior to such Payment Date and (ii) the amount of unpaid Interest Distribution Amounts from prior Payment Dates for such Class of Notes plus, to the extent permitted by law, interest thereon at the applicable Note Rate. The Interest Distribution Amount for the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
“Issuer” shall mean Diamond Resorts Owner Trust 2014-1, a Delaware statutory trust.
“Issuer Order” shall mean a written order or request delivered to the Indenture Trustee and signed in the name of the Issuer by an Authorized Officer of the Administrator or the Owner Trustee, as applicable.
“KBRA” shall mean Kroll Bond Rating Agency, Inc.
“Last Endorsee” means the last endorsee of an original Obligor Note.
“Licenses” means all material certifications, permits, licenses and approvals, including without limitation, certifications of completion and occupancy permits required for the legal use, occupancy and operation of each Resort as a timeshare resort or hotel.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.
“Liquidation” means with respect to any Defaulted Timeshare Loan, the sale or compulsory disposition of the related Timeshare Property, following foreclosure or other enforcement action, to a Person other than the Servicer or the Issuer and the delivery of a bill of sale with respect thereto.

“Liquidation Expenses” shall mean, with respect to a Defaulted Timeshare Loan, the out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in connection with the performance of its obligations under Sections 5.03(a)(vii) through (ix) in the Indenture, including (i) any foreclosure and other repossession expenses incurred with respect to such Timeshare Loan, (ii) (a) if Diamond Resorts Financial Services, Inc. or an Affiliate thereof (a “Diamond Servicer”) is the Servicer, commissions and marketing and sales expenses incurred with respect to the sale of the related Timeshare Property (calculated as the Diamond Resorts Marketing and Sales Percentage of the total liquidation or resale price of such Timeshare Property (expressed as a dollar figure)), or (b) if a Diamond Servicer is no longer the Servicer, actual commissions and actual marketing and sales expenses incurred with respect to the sale of the related Timeshare Property, and (iii) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of such Defaulted Timeshare Loan (including any property taxes, dues, maintenance fees, assessed timeshare association fees and like expenses).
“Liquidation Proceeds” means with respect to the Liquidation of any Defaulted Timeshare Loan, the amounts actually received by the Servicer in connection with such Liquidation, including any rental income.
“Loan Balance” shall mean, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan).
“Loan/Contract Number” means, with respect to any Timeshare Loan, the number assigned to such Timeshare Loan by the Servicer, which number is set forth in the Schedule of Timeshare Loans, as amended from time to time.
“Lockbox Bank” shall have the meaning specified in Section 5.02(a) of the Indenture.
“Lockbox Bank Fees” means all fees and expenses payable to any Lockbox Bank as compensation for services rendered by such Lockbox Bank in maintaining a lockbox account in accordance with the Indenture and the provisions of a deposit account control agreement or similar document.
“Lost Note Affidavit” means the affidavit to be executed in connection with any delivery of a copy of an original Obligor Note in lieu of such original, in the form of Exhibit C attached to the Purchase Agreement and the Sale Agreement.
“Management Agreement” shall have the meaning specified in Schedule II of the Sale Agreement.
“Material Exception” shall have the meaning specified in Section 1.2(a) of the Custodial Agreement.
“Material Exception Report” shall have the meaning specified in Section 1.2(a) of the Custodial Agreement.

“Miscellaneous Payments” means, with respect to any Timeshare Loan, any amounts received from or on behalf of the related Obligor representing assessments, payments relating to real property taxes, insurance premiums, maintenance fees and charges and condominium association fees and any other payments not owed under the related Obligor Note.
“Monthly Principal Amount” shall equal for any Payment Date, the total amount of principal collected (including from prepayments and repurchases) in respect of the Timeshare Loans during the related Due Period.
“Monthly Reports” shall have the meaning specified in Section 5.16(b) of the Indenture.
“Monthly Servicer Report” shall have the meaning specified in Section 5.05(a) of the Indenture.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” means each “multiemployer plan” as such term is defined in Section 3(37) of ERISA to which DRII or any of its Affiliates is obligated to contribute.
“Non-Rapid Amortization Period” shall mean any period which is not a Rapid Amortization Period.
“Note Balance Write-Down Amount” shall mean an amount equal to the excess, if any, of (i) the Aggregate Outstanding Note Balance after taking into account all distributions of principal on such Payment Date over (ii) the Aggregate Collateral Balance as of the end of the related Due Period. The Note Balance Write-Down Amount will be applied in the following order of priority: (i) to the Class B Notes until the Outstanding Note Balance of the Class B Notes is reduced to zero and (ii) to the Class A Notes until the Outstanding Note Balance of the Class A Notes is reduced to zero. The application of the Note Balance Write-Down Amount to a Class of Notes will not reduce such Class’ entitlement to unpaid principal and interest.
“Note Owner” shall mean, with respect to a Global Note, the Person who is the beneficial owner of such Global Note, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository).
“Note Purchase Agreement” shall mean that note purchase agreement, dated November 13, 2014, by and among the Issuer, DRII and the Initial Purchaser.
“Note Rate” shall mean with respect to the Class A Notes and the Class B Notes, 2.54% and 2.98%, respectively
“Note Register” shall have the meaning specified in Section 2.04(a) of the Indenture.
“Note Registrar” shall have the meaning specified in Section 2.04(a) of the Indenture.

“Noteholder FATCA Information” means information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.
“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a "United States Person" within the meaning of Section 7701(a)(30) of the Code, or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a "United States Person" within the meaning of Section 7701(a)(30) of the Code).
“Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.
“Obligor” means a Person obligated to make payments under a Timeshare Loan.
“Obligor Note” shall mean the executed promissory note or other instrument of indebtedness evidencing the indebtedness of an Obligor under a Timeshare Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note or instrument.
“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer of the related party.
“Opinion of Counsel” shall mean a written opinion of counsel, in each case acceptable to the addressees thereof.
“Optional Redemption Date” shall mean the first date on or after the Payment Date in which the Aggregate Outstanding Note Balance is less than or equal to 15% of the aggregate Initial Note Balances of both Classes of Notes.
“Outstanding” shall mean, with respect to the Notes, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:
(a)    Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;
(b)    Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee in trust for the holders of such Notes for the payment of principal; and
(c)    Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Person in whose hands the Note is a valid obligation; provided, however, that in determining whether the holders of the requisite percentage of the Outstanding Note Balance have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Notes owned by the Issuer, DRII or any Affiliate of either of them shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded.
“Outstanding Note Balance” shall mean as of any date of determination and Class of Notes, the Initial Note Balance of such Class of Notes less the sum of (a) all principal payments actually distributed in respect of such Class (other than in respect of reimbursed Note Balance Write-Down Amounts, if any) as of such date, and (b) all Note Balance Write-Down Amounts applied to such Class as of such date, provided, however, to the extent that for purposes of consents, approvals, voting or other similar act of the Noteholders under any of the Transaction Documents, “Outstanding Note Balance” shall exclude Notes which are held by the Issuer or any Affiliate of the Issuer or any entity consolidated in DRII’s consolidated financial statements; provided, further, that “Outstanding Note Balance” as used in Section 6.02 and 6.03 of the Indenture shall be calculated without regard to any Note Balance Write-Down Amounts applied to such Class as of such date.
“Overcollateralization Amount” shall mean, for any Payment Date, the excess, if any, of (i) the Aggregate Collateral Balance as of the last day of the related Due Period over (ii) the sum of (a) the Aggregate Outstanding Note Balance after taking into account all distributions of principal on such Payment Date and (b) all unreimbursed Note Balance Write-Down Amounts applied to the Notes as of such Payment Date.
“Overcollateralization Deficiency Amount” shall mean on any Payment Date, the excess, if any, of (i) the Required Overcollateralization Amount on such Payment Date over (ii) the Pro Forma Overcollateralization Amount on such Payment Date.
“Overcollateralization Release Amount” during a Non-Rapid Amortization Period means (i) on any Payment Date on or after the Stepdown Date, if no Cash Accumulation Event has occurred and is then continuing, an amount equal to the excess, if any, of (a) the Pro Forma Overcollateralization Amount on such Payment Date over (b) the Required Overcollateralization Amount on such Payment Date; provided that such amount will not exceed the Monthly Principal Amount for such Payment Date, and (ii) for any other Payment Date, zero.
“Owner” shall mean Diamond Resorts Seller 2014-1, LLC, as sole owner of the beneficial interests in the Issuer, or any subsequent owners of the beneficial interests in the Issuer.
“Owner Trustee” shall mean U.S. Bank Trust National Association or any successor thereof, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.
“Owner Trustee Expenses” shall mean reasonable out-of-pocket expenses (including attorney’s fees and expenses) and indemnities of the Owner Trustee incurred in connection with performance of the Owner Trustee’s obligations and duties under the Trust Agreement.
“Owner Trustee Fee” shall equal $4,000 a year.
“Payment Date” shall mean the 20th day of each calendar month, or, if such date is not a Business Day, then the next succeeding Business Day, commencing in December 2014.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Performance Guarantors” means DRC, Diamond Resorts Holdings, LLC and DRII.
“Person” means an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.
“Points” shall mean a form of currency, the redemption of which entitles the holders thereof to reserve the use and occupancy of a Unit at a Resort.
“Points Purchase Contract” means with respect to a Timeshare Property, collectively (i) the related Purchase Contract and (ii) the various other documents and instruments that among other things: (a) in consideration of the payment of a purchase price, including payment of the related Obligor Note, if any, grants the Obligor the license or right-to-use and occupy one or more Units in one or more Resorts, (b) imposes certain obligations on the Obligor regarding payment of the related Obligor Note, the Obligor’s use or occupancy of one or more Units in one or more Resorts, and the payment of a maintenance fee, and (c) grants the holder thereof certain rights, including the rights to payment of the related Obligor Note, if any, and to terminate the Points Purchase Contract or revoke the Obligor’s rights under it, and thereafter to resell the Timeshare Property to another Person.
“Prefunding Account” shall be the account maintained by the Indenture Trustee pursuant to Section 3.02(c) of the Indenture.
“Prefunding Account Initial Deposit” shall equal $51,840,000.
“Prefunding Loan Balance” shall mean the excess of (i) $54,000,000 over (ii) the Cut-Off Date Loan Balances of Subsequent Timeshare Loans that have been purchased during the Prefunding Period; provided, the Prefunding Loan Balance shall equal zero on and after the Prefunding Termination Date.
“Prefunding Period” shall mean the period commencing on the Closing Date and ending on the Prefunding Termination Date.
“Prefunding Termination Date” shall mean the Determination Date immediately following the earliest of (i) April 30, 2015; (ii) the Determination Date immediately following the date on which the amount on deposit in the Prefunding Account is less than $10,000; (iii) the Determination Date on which an Rapid Amortization Period begins; or (iv) the date on which an Event of Default occurs.
“Principal Distribution Amount” means with respect to any Payment Date, (i) if such Payment Date occurs during a Non-Rapid Amortization Period, the sum of (a) the excess, if any, of (1) the sum of (x) the Monthly Principal Amount, plus (y) the aggregate Loan Balance of all Timeshare Loans which became Defaulted Timeshare Loans during the related Due Period (other than Defaulted Timeshare Loans for which the Seller has exercised its option to repurchase or substitute pursuant to Section 6(b) of the Sale Agreement), over (2) the Overcollateralization Release Amount for such Payment Date, and (b) on the first Payment Date after the Prefunding Termination Date, the amount deposited into the Collection Account from the Prefunding Account, or (ii) if such Payment Date occurs during a Rapid Amortization Period, the excess, if any, of (a) the entire amount of remaining Available Funds after making provisions for payments and distributions required under clauses (i) through (vii) of Section 3.04(a) of the Indenture over (b) the amount, if any, by which the Reserve Account Required Balance on such Payment Date is greater than the amount on deposit in the Reserve Account; provided, however, in each case, the Principal Distribution Amount shall not exceed the Aggregate Outstanding Note Balance as of such Payment Date prior to any distributions made on such Payment Date; provided, further, if the sum of Available Funds in the Collection Account plus the amount on deposit in the Reserve Account is greater than or equal to the sum of (a) the payments and distributions required under clauses (i) through (vii) of Section 3.04(a) of the Indenture and (b) the Aggregate Outstanding Note Balance as of such Payment Date prior to any distributions made on such Payment Date, then the Principal Distribution Amount shall equal the Aggregate Outstanding Note Balance as of such Payment Date prior to any distributions made on such Payment Date.
“Predecessor Servicer Work Product” shall have the meaning specified in Section 5.16(f)(i) of the Indenture.
“Processing Charges” shall mean any amounts due under an Obligor Note in respect of processing fees, service fees, impound fees or late fees.
“Pro Forma Overcollateralization Amount” shall mean , on any Payment Date, the excess, if any, of (i) the Aggregate Collateral Balance as of the last day of the related Due Period over (ii) (a) the Aggregate Outstanding Note Balance on such Payment Date before taking into account any distributions of principal to the Noteholders on such Payment Date, plus (b) all unreimbursed Note Balance Write-Down Amounts applied to the Notes prior to such Payment Date, minus (c) an amount equal to the sum of (1) the Monthly Principal Amount for such Payment Date and, without duplication, (2) the aggregate Loan Balance of all Timeshare Loans which became Defaulted Timeshare Loans during the related Due Period (other than Defaulted Timeshare Loans for which the Seller has exercised its option to repurchase or substitute pursuant to Section 6(b) of the Sale Agreement).
“Purchase Agreements” shall mean each purchase agreement, dated as of the Closing Date, by and between the Seller and a Transferor pursuant to which such Transferor sells Timeshare Loans to the Seller.
“Purchase Contract” shall mean the purchase contract for a Timeshare Property executed and delivered by an Obligor and pursuant to which such Obligor purchased a Timeshare Property.
“Purchase Price” shall mean the original price of the Timeshare Property purchased by an Obligor.

“Qualified Substitute Timeshare Loan” shall mean a Timeshare Loan which must, on the related Substitution Date: (i) have a coupon rate not less than the coupon rate of the substituted Timeshare Loan; (ii) does not have a stated maturity later than 12 months prior to the Stated Maturity; (iii) comply as of the related Substitution Date with each of the representations and warranties set forth in the Sale Agreement and (iv) be related to a Timeshare Property at a Resort.
“Rapid Amortization Period” shall mean the period which commences on the Rapid Amortization Period Commencement Date and ends on the Rapid Amortization Period End Date.
“Rapid Amortization Period Commencement Date” shall be the Determination Date on which (i) the average of the Default Levels for the last three Due Periods (or if fewer than three Due Periods have elapsed since the Closing Date, the average of the Default Levels for the actual number of Due Periods which have elapsed since the Closing Date) is greater than or equal to 0.75%, (ii) the Recovery Ratio for such Determination Date is less than 25.00%, (iii) the Cumulative Default Level exceeds 20.00%, or (iv) the Overcollateralization Amount is less than the Required Overcollateralization Amount for the two immediately preceding Payment Dates.
“Rapid Amortization Period End Date” shall be (a) with respect to a Rapid Amortization Period triggered by clause (i) of the definition of Rapid Amortization Period Commencement Date, the Determination Date on which the average of the Default Levels for the requisite number of Due Periods is less than 0.75%; (b) with respect to a Rapid Amortization Period triggered by clause (ii) of the definition of Rapid Amortization Period Commencement Date, the date on which the Recovery Ratio is greater than or equal to 25.00% for three consecutive Determination Dates, (c) with respect to a Rapid Amortization Period triggered by clause (iii) of the definition of Rapid Amortization Period Commencement Date, the date on which the Notes have been paid in full; and (d) with respect to a Rapid Amortization Period triggered by clause (iv) of the definition of Rapid Amortization Period Commencement Date, the Determination Date on which the Overcollateralization Amount for the immediately preceding Payment Date is equal to or greater than the Required Overcollateralization Amount for such Payment Date.
“Rating Agency” shall mean each of S&P, KBRA or their permitted successors and assigns.
“Receivables” means the payments required to be made pursuant to an Obligor Note.
“Record Date” shall mean, with respect to any Payment Date, (i) for Notes in book-entry form, the close of business on the Business day immediately preceding such Payment Date and (ii) for Definitive Notes, the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs.
“Recovery Ratio” for any Determination Date, equals: (i) if any Timeshare Loans became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed), the percentage equivalent of a fraction (a) the numerator of which is equal to the sum of (x) the aggregate Loan Balances of all Timeshare Loans that became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) that were substituted for or repurchased by the Seller prior to such Determination Date (with the principal balance of each Timeshare Loan determined as of the day immediately preceding the date on which such Timeshare Loan became a Defaulted Timeshare Loan) and (y) all recoveries or remarketing proceeds received during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) in respect of Defaulted Timeshare Loans for which the Seller did not exercise its option to repurchase or substitute prior to such Determination Date and (b) the denominator of which is the aggregate Loan Balances of all Timeshare Loans that became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed); and (ii) otherwise, 100%.
“Redemption Date” shall mean with respect to the redemption of the Notes on or after the Optional Redemption Date, the date fixed pursuant to Section 10.01 of the Indenture.
“Redemption Price” shall be equal to the sum of the Aggregate Outstanding Note Balance and unreimbursed Note Balance Write-Down Amounts, if any, plus accrued and unpaid interest to the Redemption Date (calculated for each Class of Notes as the product of (x) 1/12 of the related Note Rate and (y) (i) the days elapsed since the prior Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) divided by (ii) 30).
“Regulation S Global Note” shall have the meaning specified in Section 2.02 of the Indenture.
“Related Security” shall mean with respect to any Timeshare Loan owned by a Person, (i) all of such Person’s interest in the Timeshare Property arising under or in connection with the related Points Purchase Contract, including, without limitation, all Liquidation Proceeds and Insurance Proceeds received with respect thereto on or after the related Cut-Off Date, and the Timeshare Loan Documents relating to such Timeshare Loan, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with all assignments and financing statements signed by an Obligor describing any collateral securing such Timeshare Loan, (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, (iv) all other security and books, records and computer tapes relating to the foregoing and (v) all of such Person’s right, title and interest in and to any other account into which collections in respect of such Timeshare Loans may be deposited from time to time.
“Relevant UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.
“Request” shall have the meaning specified in Section 1.2(b) of the Custodial Agreement.
“Repurchase Price” shall mean with respect to any Timeshare Loan to be purchased by the Seller pursuant to the Sale Agreement, a cash price equal to the Loan Balance of such Timeshare Loan as of the date of such repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related coupon rate to but not including the due date in the then current Due Period.
“Request for Release” shall be a request signed by the Servicer in the form attached as Exhibit B to the Custodial Agreement.
“Required Overcollateralization Amount” shall mean, on any Payment Date, an amount equal to (i) prior to the Stepdown Date, the product of (a) the Initial Overcollateralization Percentage and (b) the Aggregate Closing Date Collateral Balance; and (ii) on or after the Stepdown Date, (a) if no Cash Accumulation Event has occurred and is continuing, the greater of (1) 1.00% of the Aggregate Closing Date Collateral Balance and (2) the product of (x) the Target Overcollateralization Percentage and (y) the Aggregate Collateral Balance as of the last day of the related Due Period and (b) if a Cash Accumulation Event has occurred and is continuing, the Required Overcollateralization Amount as determined on the immediately preceding Payment Date.
“Reservation System” shall mean the reservation system operated by Diamond Resorts International Club, Inc. (d/b/a THE Club®), a Florida corporation, and any other system(s) pursuant to which reservations for particular locations, times,lengths of stay and unit types at Resorts with respect to Timeshare Property are received, accepted, modified or canceled.
“Reserve Account” shall mean the account maintained by the Indenture Trustee pursuant to Section 3.02(b) of the Indenture.
“Reserve Account Draw Amount” shall have the meaning specified in Section 3.02(b)(i) of the Indenture.
“Reserve Account Floor Amount” shall mean, for any Payment Date, an amount equal to the lesser of (i) 0.25% of the aggregate Initial Note Balance of each Class of Notes and (ii) 50% of the Aggregate Outstanding Note Balance on such Payment Date prior to taking into account any distributions of principal on such Payment Date.
“Reserve Account Initial Deposit” shall mean 1.00% of the Aggregate Closing Date Collateral Balance.
“Reserve Account Required Balance” shall mean, for any Payment Date, (i) occurring during a Rapid Amortization Period, an amount equal to the Reserve Account Floor Amount, or (ii) occurring during a Non-Rapid Amortization Period, (a) if no Cash Accumulation Event has occurred and is continuing, an amount equal to 1.00% of the Aggregate Collateral Balance as of the last day of the related Due Period, or (b) if a Cash Accumulation Event has occurred and is continuing, an amount equal to the product of (x) the Aggregate Collateral Balance as of the last day of the related Due Period and (y) the greater of (1) 15.0% and (2) the product of (A) two and (B) the Delinquency Level for such Due Period; provided, however, that in no event will the Reserve Account Required Balance be less than the Reserve Account Floor Amount.
“Resort” shall mean one or more resorts in a Collection at which holders of Timeshare Property are entitled to reserve the use and occupancy of Units.

“Responsible Officer” shall mean (a) when used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any Managing Director, Vice President, Assistant Vice President, Secretary, Treasurer, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; (b) when used with respect to the Servicer, any officer responsible for the administration or management of the Servicer’s servicing department; (c) when used with respect to the Issuer, any officer of the Owner Trustee having direct responsibility for administration of the Trust Agreement and, for so long as the Administration Agreement is in effect, any officer of the Administrator; (d) when used with respect to the Owner Trustee, any officer of the Owner Trustee assigned to its corporate trust office having direct responsibility for administration of the Trust Agreement; and (e) with respect to any other Person, the Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary or the manager of such Person.
“Restricted Period” shall mean the 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Notes are first offered to Persons other than the Initial Purchaser and any other distributor (as such term is defined in Regulation S) of the Notes, and (b) the Closing Date.
“Rule 144A Global Note” shall have the meaning specified in Section 2.02 of the Indenture.
“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sale Agreement” shall mean the agreement, dated as of the Closing Date, by and between the Seller and the Issuer pursuant to which the Seller sells the Timeshare Loans to the Issuer.
“Schedule of Timeshare Loans” means the list of Timeshare Loans attached to the Sale Agreement in electronic format as Exhibit A, as amended from time to time to reflect repurchases, substitutions, Subsequent Timeshare Loans and Qualified Substitute Timeshare Loans pursuant to the terms of the Sale Agreement and the Indenture, which list shall set forth the following information with respect to each Timeshare Loans as of the related Cut-Off Date, in numbered columns:
1    Loan/Contract Number
2    Name of Obligor

3	Point(s)
4    Interest Rate Per Annum
5    Date of Origination
6    Original Loan Balance
7    Maturity Date
8    Monthly Payment Amount
9    Original Term (in months)

10    Outstanding Loan Balance
11    Name of Originator

“Scheduled Foreclosure Date” shall have the meaning specified in Section 1.2(b) of the Custodial Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Seller” shall mean Diamond Resorts Seller 2014-1, LLC, a Delaware limited liability company.
“Seller Undertaking Agreement” shall mean that certain Seller Undertaking Agreement, dated as of the Closing Date by the Performance Guarantors in favor of the Issuer and the Indenture Trustee.
“Servicing Fee” shall mean for any Payment Date, an amount equal to the product of (i) one-twelfth of 1.50% and (ii) the Aggregate Loan Balance as of the first day of the related Due Period.
“Servicer” initially shall mean Diamond Resorts Financial Services, Inc. and its permitted successors and assigns or such other successor servicer as provided in the Indenture.
“Servicer Event of Default” shall have the meaning specified in Section 5.04 of the Indenture.
“Servicer Undertaking Agreement” shall mean that certain Servicer Undertaking Agreement, dated as of the Closing Date, by the Performance Guarantors in favor of the Issuer and the Indenture Trustee.
“Servicing Officer” shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Noteholders from time to time.
“Servicing Standard” shall have the meaning specified in Section 5.01 of the Indenture.
“Similar Law” shall mean any federal, state, local or non-U.S. law that is substantially similar to Title 1 of ERISA or Section 4975 of the Code.
“Stated Maturity” shall mean the Payment Date occurring in May 2027.
“Statutory Trust Statute” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as the same may be amended from time to time.

“Stepdown Date” shall mean the Payment Date on which the Aggregate Collateral Balance as of the end of the related Due Period is less than 50.0% of the Aggregate Closing Date Collateral Balance.
“Subsequent Conveyed Timeshare Property” shall have the meaning specified in Section 2(c) of the Sale Agreement.
“Subsequent Cut-Off Date” shall mean with respect to any Qualified Substitute Timeshare Loan or Subsequent Timeshare Loan, (i) the close of business of the last day of the calendar month immediately preceding the related Transfer Date or (ii) such other date prior to the related Transfer Date, as designated by the Servicer.
“Subsequent Timeshare Loan Criteria” shall mean that after the purchase of all Subsequent Timeshare Loans on such Transfer Date, (i) that such Subsequent Timeshare Loan is a Timeshare Loan that complies as of the related Transfer Date with each of the representations and warranties set forth in the Sale Agreement, including that such Timeshare Loan is an Eligible Timeshare Loan, (ii) that such Subsequent Timeshare Loan was not selected by the Seller in a manner that the Seller, in its reasonable business judgment, believes to be materially adverse to the interests of the Noteholders, (iii) that such Subsequent Timeshare Loan does not have an original term to maturity greater than 120 months; (iv) that such Subsequent Timeshare Loan does not have a FICO score less than 550; (v) that each Obligor related to such Subsequent Timeshare Loans has equity as of the related Transfer Date equal to at least 10% of the Purchase Price for the Timeshare Property securing such Subsequent Timeshare Loan; and (vi) that after the purchase of all Subsequent Timeshare Loans on such Transfer Date, (a) the weighted average coupon rate of all Subsequent Timeshare Loans must be equal to or greater than 14.00%; (b) the weighted average FICO score of all Subsequent Timeshare Loans must be equal to or greater than 715; (c) Obligors with no FICO score do not represent more than 5.00% of the aggregate Loan Balance of all Subsequent Timeshare Loans; (d) Obligors with FICO scores less than 600 do not represent more than 2.50% of the aggregate Loan Balance of all Subsequent Timeshare Loans; (e) Obligors with FICO scores less than 650 do not represent more than 12.50% of the aggregate Loan Balance of all Subsequent Timeshare Loans; (f) Obligors with FICO scores less than 700 do not represent more than 40.00% of the aggregate Loan Balance of all Subsequent Timeshare Loans; (g) Obligors with FICO scores less than 750 do not represent more than 70.00% of the aggregate Loan Balance of all Subsequent Timeshare Loans; and (h) Foreign Obligors do not represent more than 7.50% of the aggregate Loan Balance of all Subsequent Timeshare Loans.
“Subsequent Timeshare Loans” shall mean the Timeshare Loans meeting the criteria specified in Section 4.09 of the Indenture, sold by the Seller, purchased by the Issuer and pledged to the Indenture Trustee on a Transfer Date during the Prefunding Period.
“Subsequent Transfer Notice” means the notice delivered in connection with the conveyance of Subsequent Timeshare Loans in the form attached as Exhibit M to the Indenture.
“Substitute Conveyed Timeshare Property” shall have the meaning specified in Section 2(b) of the Sale Agreement.

“Substitution Shortfall Amount” shall mean with respect to a substitution pursuant to Section 4.04 of the Indenture, an amount equal to the excess, if any, of (a) the Loan Balance of the Timeshare Loan being replaced as of the Substitution Date, together with all accrued and unpaid interest on such Timeshare Loan at the related coupon rate to but not including the due date in the related Due Period over (b) the Loan Balance of the Qualified Substitute Timeshare Loan as of the Substitution Date. If on any Substitution Date, one or more Qualified Substitute Timeshare Loans are substituted for one or more Timeshare Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on an aggregate basis.
“Successor Servicer” shall mean the Back-Up Servicer and its permitted successors and assigns, as provided in the Indenture, upon succeeding to the responsibilities and obligations of the Servicer in accordance with Section 5.16 of the Indenture.
“Tape(s)” shall have the meaning specified in Section 5.16(b) of the Indenture.
“Target Overcollateralization Percentage” shall mean 8.0%
“Temporary Regulation S Global Note” shall have the meaning specified in Section 2.02 of the Indenture.
“Timeshare Laws” means the provisions of any applicable laws, statutes or regulations and all amendments, modifications or replacements thereof and successors thereto, and all regulations and guidelines promulgated thereunder or with respect thereto, now or hereafter enacted.
“Timeshare Loan” shall mean a timeshare loan that is secured by Timeshare Property and that is subject to the lien of the Indenture. As used in the Transaction Documents, the term “Timeshare Loan” shall include the related Obligor Note, Points Purchase Contract and other security documents contained in the related Timeshare Loan File.
“Timeshare Loan Acquisition Price” shall mean on any date of determination, with respect to any Timeshare Loan, an amount equal to the Loan Balance of such Timeshare Loan plus accrued interest thereon.
“Timeshare Loan Documents” shall mean, with respect to a Timeshare Loan and each Obligor, the related (i) Timeshare Loan Files and (ii) Timeshare Loan Servicing Files.
“Timeshare Loan Files” shall mean with respect to any purchaser of a Timeshare Property for which the Obligor is a party to a Timeshare Loan, the following documents executed by such purchaser or delivered in connection with such Timeshare Loan:
(a)    an original Obligor Note bearing all intervening endorsements showing a complete chain of endorsements from the originator of such Timeshare Loan to the Last Endorsee, endorsed by the Last Endorsee, without recourse, in the following form: “Pay to the order of _____________, without recourse” and signed in the name of the Last Endorsee by an authorized officer;

(b)    the original power of attorney (or a certified copy), if applicable;
(c)    the original or a copy of the Purchase Contract that relates to each Obligor Note, including any addenda thereto;
(c)    (i) the original or a copy of the Points Purchase Contract pursuant to which the applicable Timeshare Property was originally sold by the seller thereof, whether or not an originator (provided that if the seller of such Timeshare Property is not an originator, such Points Purchase Contract has been assigned to a transferor), including any addenda thereto and (ii) an original or copy of any assumption or modification of such Points Purchase Contract (if applicable); and
(e)    the original truth-in-lending disclosure statement (or a copy) that relates to each Timeshare Loan.
“Timeshare Loan Servicing File” shall mean, with respect to each Timeshare Loan and each Obligor a copy of the related Timeshare Loan File and all other papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans.
“Timeshare Property” shall mean a timeshare interest, other than a fee simple interest in real estate, regarding one or more Units in one or more Resorts, denominated in Points, the redemption of which entitles the holder thereof the right to use and occupy one or more Units within one or more Resorts and the common areas and common furnishing appurtenant to such Unit or Units for a specified period of time, on an annual or a biennial basis, as more specifically described in the Points Purchase Contract.
“Trailing Documents” shall have the meaning specified in Section 1.1(c) of the Custodial Agreement.
“Transaction Documents” shall mean the Indenture, the Custodial Agreement, the Purchase Agreements, the Sale Agreement, the Trust Agreement, the Administration Agreement, the Seller Undertaking Agreement, the Servicer Undertaking Agreement, the Note Purchase Agreement and all other agreements, documents or instruments delivered in connection with the transactions contemplated thereby.
“Transfer Date” shall mean with respect to (i) a Subsequent Timeshare Loan, the date during the Prefunding Period on which the Issuer purchases such Subsequent Timeshare Loan from the Seller and pledges such Timeshare Loan to the Indenture Trustee to be included as part of the Trust Estate, and (ii) a Qualified Substitute Timeshare Loan, the date on which the Seller substitutes a Timeshare Loan in accordance with the Sale Agreement and Section 4.04 of the Indenture.
“Transferors” shall mean Diamond Resorts Issuer 2008 LLC and Diamond Resorts Finance Holding Company.

“Transition Expenses” means any documented costs and expenses (other than general overhead expenses) incurred by the Back-Up Servicer should it become the Successor Servicer as a direct consequence of the termination or resignation of the initial Servicer and the transition of the duties and obligations of the initial Servicer to the Successor Servicer.
“Trust Accounts” shall mean collectively, the Collection Account, the Reserve Account, the Prefunding Account and the Capitalized Interest Account and such other accounts established by the Indenture Trustee pursuant to Section 3.02 of the Indenture.
“Trust Agreement” shall mean that certain trust agreement, dated as of October 29, 2014 and amended and restated as of the Closing Date, by and between the Owner and the Owner Trustee.
“Trust Estate” shall have the meaning specified in the Granting Clause of the Indenture.
“Trust Receipt” shall mean a certification delivered by the Custodian in accordance with Section 1.1(c) of the Custodial Agreement.
“Unit” shall mean a residential unit or dwelling at a Resort.
“USAP” shall have the meaning specified in Section 5.05(c) of the Indenture.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.